Execution Version

AGENCY AGREEMENT

September 30, 2019

Algernon Pharmaceuticals Inc.
Suite 915 - 700 West Pender Street
Vancouver, BC

V6C 1G8

Attention: Christopher Moreau, Chief Executive Officer

Dear Sir:

Algernon Pharmaceuticals Inc. (the "Company") hereby engages Mackie Research Capital Corporation (the "Agent") to act as its exclusive agent to offer and sell on a commercially reasonable "best efforts" agency basis a minimum of $2,500,000 of units (the "Minimum Offering") and a maximum of up to $5,000,000 of units (the "Maximum Offering") of the Company (the "Initial Units"), at an offering price of $0.11 per Initial Unit (the "Issue Price"), upon and subject to the terms and conditions contained herein (the "Offering"). Each Initial Unit shall consist of one Common Share (as defined below) (each an "Initial Share" and collectively the "Initial Shares") and one Common Share purchase warrant of the Company (each such Common Share purchase warrant being an "Initial Warrant" and collectively, the "Initial Warrants"). For greater certainty, the Minimum Offering shall consist of 27,727,272 Initial Units and the Maximum Offering shall consist of 45,454,545 Initial Units.

Upon and subject to the terms and conditions herein set forth and in reliance upon the representations and warranties herein contained, the Company hereby grants to the Agent an over-allotment option (the "Over-Allotment Option") to purchase up to an additional 6,818,181 units of the Company (the "Additional Units") at a price equal to the Issue Price, that is exercisable in whole or in part, and at any time and from time to time, on or before 5:00 p.m. (Toronto time) on the date that is 30 days after and including the Closing Date (as defined below). Each Additional Unit shall consist of one Common Share (each an "Additional Share" and collectively the "Additional Shares") and one Common Share purchase warrant of the Company (each such Common Share purchase warrant being an "Additional Warrant" and collectively the "Additional Warrants"). The Agent can elect to exercise the Over- Allotment Option for Additional Units, Additional Shares and/or Additional Warrants. The purchase price for Additional Warrants purchased upon exercise of the Over-Allotment Option is $0.0161 per Additional Warrant, and the purchase price per Additional Share purchased upon exercise of the Over-Allotment Option is $0.0939 per Additional Share.

Delivery of and payment for any Additional Units, Additional Shares and/or Additional Warrants will be made at the time and on the date (each an "Option Closing Date") as set out in a written notice of the Agent referred to below, which Option Closing Date may occur on the Closing Date but will in no event occur earlier than the Closing Date, nor earlier than two (2) Business Days (as defined below) or later than seven (7) Business Days after the date upon which the Company receives a written notice from the Agent setting out the number of Additional Units, Additional Shares and/or Additional Warrants to be purchased by the Agent. Any such notice must be received by the Company not later than 5:00 p.m. (Toronto time) on the date that is 30 days after the Closing Date. Upon the furnishing of such a notice, the Company will be committed to sell and deliver to the Agent in accordance with and subject to the provisions of this Agreement, the number of Additional Units, Additional Shares and/or Additional Warrants indicated in such notice.

Unless the context otherwise requires or unless otherwise specifically stated, all references in this Agreement to (i) the "Offering" shall be deemed to include the Over-Allotment Option, (ii) the "Offered Units" shall mean, collectively, the Initial Units and the Additional Units, (iii) the "Shares" shall mean, collectively, the Initial Shares, the Additional Shares and the Compensation Shares (as defined below), and (iv) the "Warrants" shall mean, collectively, the Initial Warrants, the Additional Warrants and the Compensation Warrants (as defined below).

The Warrants shall be created and issued pursuant to a warrant indenture (the "Warrant Indenture") to be dated as of the Closing Date between the Company and AST Trust Company (Canada), in its capacity as warrant agent thereunder (the "Warrant Agent"). Each Warrant will entitle the holder thereof to acquire one Common Share (each a "Warrant Share" and collectively the "Warrant Shares") at a price of $0.13 per Warrant Share, subject to adjustment in accordance with the Warrant Indenture, for a period of 30 months from the Closing Date, subject to accelerated expiry. If, at any time prior to the expiry date of the Warrants, the volume weighted average trading price of the Common Shares on the CSE (as defined below), or other principal exchange on which the Shares are listed, exceeds $0.39 for 20 consecutive trading days, the Company may, within 15 days of the occurrence of such event, deliver a notice to the Warrant Agent and the registered holders of Warrants accelerating the expiry date of the Warrants to the date that is 30 days following the date of such notice (the "Accelerated Exercise Period"). Any unexercised Warrants shall automatically expire at the end of the Accelerated Exercise Period.

In consideration of the Agent's services to be rendered in connection with the Offering, the Company agrees: (A) to pay to the Agent (i) at the Closing Time (as defined below) on the Closing Date, an aggregate cash fee equal to 9.0% of the gross proceeds from the sale of the Initial Units, and (ii) at the Closing Time on each Option Closing Date, an aggregate cash fee equal to 9.0% of the gross proceeds from the sale of the Additional Units, Additional Shares and/or Additional Warrants purchased at that time (the fees referred to in (A)(i) and (A)(ii) are collectively the "Agent's Fees"); and (B) to issue to the Agent (i) at the Closing Time on the Closing Date compensation options ("Compensation Options") equal to 9.0% of the number of Initial Units, and (ii) at the Closing Time on each Option Closing Date, Compensation Options equal to 9.0% of the number of Additional Units purchased in connection with the Over-Allotment Option. Each Compensation Option will be exercisable for one unit of the Company (each a "Compensation Unit" and collectively, the "Compensation Units") for a period of 30 months following the Closing Date at the Issue Price. Each Compensation Unit shall consist of one Common Share (each a "Compensation Share" and collectively the "Compensation Shares") and one Common Share purchase warrant of the Company (each such Common Share purchase warrant, a "Compensation Warrant" and collectively, the "Compensation Warrants").

The Company agrees that the Agent will be permitted to appoint, at the sole cost and expense of the Agent, other registered dealers (or other dealers duly qualified in their respective jurisdictions) as its agents to assist in the Offering, and that the Agent may determine the remuneration payable to such other dealers appointed by it.

The Agent understands (i) that the Company has prepared and filed a Preliminary Prospectus (as defined below) to qualify the distribution of the Offered Units in each of the Qualifying Jurisdictions (as defined below) and has received the Preliminary Receipt (as defined below) therefor; and (ii) that the Company has prepared and will file the Prospectus (as defined below) with the Securities Commissions (as defined below) in each of the Qualifying Jurisdictions to qualify the distribution of the Offered Units promptly after the execution of this Agreement.

The Company and the Agent agree that any offers to sell or sales of the Offered Units to purchasers that are in the United States or to, or for the account or benefit of, U.S. Persons (as defined below), (i) be made in compliance with Schedule "A" attached hereto, which forms part of this Agreement, and allows for the Agent, acting through its U.S. Affiliates (as defined below), to offer and sell the Offered Units in the United States to Accredited Investors (as defined below) in accordance with Rule 506(b) (as defined below); (ii) be conducted in such a manner so as not to require registration thereof or the filing of a prospectus or an offering memorandum with respect thereto under the U.S. Securities Act (as defined below); and (iii) be conducted through one or more duly registered U.S. Affiliates (as defined below) of the Agent in compliance with applicable federal and state securities laws of the United States. In addition, the Agent agrees that all offers and sales of Offered Units outside the United States have been made and will be made in accordance with the requirements of Schedule "A" applicable thereto.

The Agent acknowledge that the Compensation Options, the Compensation Units, the Compensation Warrants, the Compensation Shares and the Shares issuable on exercise of the Compensation Warrants (collectively, the "Compensation Securities") have not been and will not be registered under the U.S. Securities Act, and the Compensation Warrants may not be exercised in the United States or by, or for the account or benefit of, any U.S. Person or person in the United States, except pursuant to an exemption from the registration requirements of the U.S. Securities Act. In connection with the issuance of the Compensation Securities, as the case may be, the Agent represents and warrants that (i) it is not a U.S. Person and it is not acquiring the Compensation Securities in the United States, or on behalf of a U.S. Person or a person located in the United States, (ii) this Agreement was executed and delivered outside the United States, and (iii) it is acquiring the Compensation Securities as principal for its own account and not for the benefit of any other person.

The Offering is conditional upon and subject to the additional terms and conditions set forth below. The following are additional terms and conditions of the Agreement between the Company and the Agent:

1. Interpretation

Definitions - In addition to the terms previously defined and terms defined elsewhere in this Agreement (as defined below) (including the schedules hereto), where used in this Agreement or in any amendment hereto, the following terms shall have the following meanings, respectively:

"Accredited Investor" has the meaning given to it in Schedule "A" to this Agreement;

"Agent's Information" means the disclosure relating solely to the Agent provided to the Company by or on behalf of the Agent in writing for inclusion in any of the Offering Documents;

"Agreement" means this agency agreement dated September 30, 2019 between the Company and the Agent, as the same may be supplemented, amended and/or restated from time to time;

"Ancillary Documents" means all agreements, indentures (including the Warrant Indenture), certificates (including the certificates, if any, representing the Offered Units, and the Compensation Options), officer's certificates, notices and other documents executed and delivered, or to be executed and delivered, by the Company in connection with the Offering, whether pursuant to Applicable Securities Laws or otherwise;

"Applicable Anti-Money Laundering Laws" has the meaning ascribed thereto in Section 8(ppp) of this Agreement;

"Applicable Healthcare Laws" means all statutes, regulations, statutory rules, orders, by-laws, codes, ordinances, decrees, the terms and conditions of any grant of approval, permission, authority or licence, or any judgment, order, decision, ruling, award, policy or guideline, of any Governmental Authority, applicable to the development, testing, manufacturing, market authorization, packaging, labeling, advertising, importation, storage, post-market monitoring, distribution or sale of the Products.

"Applicable Laws" means, in relation to any person or persons, the Applicable Securities Laws, the Applicable Healthcare Laws, and all other statutes, regulations, rules, orders, by-laws, codes, ordinances, decrees, the terms and conditions of any grant of approval, permission, authority or licence, or any judgment, order, decision, ruling, award, policy or guidance document that are applicable to such person or persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority having jurisdiction over the person or persons or its or their business, undertaking, property or securities;

"Applicable Securities Laws" means, collectively, (i) the applicable securities laws of each of the Qualifying Jurisdictions and their respective regulations, rulings, rules, blanket orders, instruments (including national and multinational instruments), fee schedules and prescribed forms thereunder, the applicable policy statements issued by the Securities Commissions and the rules and policies of the CSE and (ii) all applicable securities laws in the United States, including without limitation, the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations promulgated thereunder, and any applicable state securities laws;

"Assets and Properties" with respect to any person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, tangible or intangible, choate or inchoate, absolute, accrued, contingent, fixed or otherwise, and, in each case, wherever situated), including the goodwill related thereto, operated, owned, licensed or leased by or in the possession of such person;

"BCBCA" means the Business Corporations Act (British Columbia);

"BCSC" means the British Columbia Securities Commission;

"Beneficiaries" has the meaning ascribed thereto in Section 13(c) of this Agreement;

"Business Acquisition Report" means the business acquisition report of the Company dated September 13, 2019;

"Business Day" means a day, other than a Saturday, a Sunday or a day on which chartered banks are not open for business in Vancouver, British Columbia or Toronto, Ontario;

"CDS" means CDS Clearing and Depository Services Inc.;

"Claims" and "Claim" have the meanings ascribed thereto in Section 13(a) of this Agreement;

"Closing" means the closing of the Offering;

"Closing Date" means October 16, 2019 or such earlier or later date (not to exceed 90 days from the date of the Final Receipt) as may be agreed to in writing by the Company and the Agent, each acting reasonably;

"Closing Time" means 8:00 a.m. (Toronto time) on the Closing Date or Option Closing Date, as applicable, or such other time on the Closing Date or Option Closing Date, as applicable, as may be agreed to by the Company and the Agent;

"Common Shares" means the class A common shares in the capital of the Company;

"Contract" means all agreements, contracts or commitments of any nature, written or oral, including, for greater certainty and without limitation, licenses, leases, loan documents and security documents;

"CSE" means the Canadian Securities Exchange;

"Disclosure Record" means the Company's prospectuses, annual reports, annual and interim financial statements, annual information forms, business acquisition reports, management discussion and analysis of financial condition and results of operations, information circulars, material change reports, press releases and all other information or documents required to be filed or furnished by the Company under Applicable Securities Laws which have been publicly filed or otherwise publicly disseminated by the Company;

"distribution" means distribution or distribution to the public, as the case may be, for the purposes of the Applicable Securities Laws;

"Documents Incorporated by Reference" means the documents specified in the Preliminary Prospectus, Prospectus or any Supplemental Material, as the case may be, as being incorporated therein by reference or which are deemed to be incorporated therein by reference pursuant to Applicable Securities Laws, including for greater certainty the Marketing Materials and the Term Sheets;

"Eligible Issuer" means an issuer which meets the criteria and has complied with the requirements of NI 44-101 so as to be qualified to offer securities by way of a short form prospectus under Applicable Securities Laws;

"Encumbrance" means any charge, mortgage, hypothec, lien, pledge, claim, restriction, security interest or other encumbrance whether created or arising by agreement, statute or otherwise pursuant to any Applicable Laws, attaching to property, interests or rights;

"Final Receipt" means the Passport Receipt for the Prospectus;

"Financial Information" means the Financial Statements and certain other financial information of the Company and the Subsidiaries (including financial forecasts, auditors' reports, accounting data, management's discussion and analysis of financial condition and results of operations) included or incorporated by reference in the Preliminary Prospectus, Prospectus and any Supplementary Materials;

"Financial Statements" means, collectively, the (i) audited consolidated financial statements of the Company incorporated by reference in the Offering Documents as at and for the financial year ended August 31, 2018 (which financial statements include comparative financial information for the 2017 financial year), together with the report of Smythe LLP on those financial statements, and including the notes with respect to those financial statements; and (ii) the unaudited condensed consolidated interim financial statements of the Company incorporated by reference in the Offering Documents as at and for the three and nine months ended May 31, 2019 (which financial statements include comparative financial information for the comparable period in 2018), and including the notes with respect to those financial statements;

"Governmental Authority" means any governmental authority and includes, without limitation, any international, national, federal, state, provincial or municipal government or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions on behalf of a governmental authority or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;

"IFRS" means International Financial Reporting Standards as issued by the International Accounting Standards Board, which were adopted by the Canadian Accounting Standards Board as Canadian generally accepted accounting principles applicable to publicly accountable enterprises;

"Indemnified Parties" and "Indemnified Party" have the meanings ascribed thereto in Section 13(a) of this Agreement;

"Intellectual Property" means all of the following used for the conduct of the business of the Company and the Subsidiaries as presently conducted or as proposed to be conducted (i) patent rights, issued patents, patent applications, patent disclosures, and registrations, inventions, discoveries, developments, concepts, ideas, improvements, processes and methods, whether or not such inventions, discoveries, developments, concepts, ideas, improvements, processes, or methods are patentable or registrable, anywhere in the world, (ii) copyrights (including performance rights) to any original works of art or authorship, including source code and graphics, which are fixed in any medium of expression, including copyright registrations and applications therefor, anywhere in the world, whether or not registered or registrable, (iii) any and all common law or registered trade-mark rights, trade names, business names, trade-marks, proposed trade-marks, certification marks, service marks, distinguishing marks and guises, logos, slogans, goodwill, domain names and any registrations and applications therefor, anywhere in the world, whether or not registered or registrable, (iv) know-how, show-how, confidential information, trade secrets, (v) any and all industrial design rights, industrial designs, design patents, industrial design or design patent registrations and applications therefor, anywhere in the world, whether or not registered or registrable, (vi) any and all integrated circuit topography rights, integrated circuit topographies and integrated circuit topography applications, anywhere in the world, whether or not registered or registrable, (vii) any reissues, re-examinations, divisions, continuations, continuations-in-part, renewals, improvements, translations, derivatives, modifications and extensions of any of the foregoing, (viii) any other industrial, proprietary or intellectual property rights, anywhere in the world, and (ix) proprietary computer software (including but not limited to data, data bases and documentation);

"Leased Premises" has the meaning ascribed thereto in Section 8(g) of this Agreement of this Agreement;

"Letter Agreement" means the letter agreement and offer letter amendment between the Company and the Agent dated February 12, 2019 and September 10, 2019, respectively;

"Licensed IP" means the Intellectual Property that is used for the conduct of the business of the Company and the Subsidiaries as presently conducted or as proposed to be conducted and that is owned by any person other than the Company or any Subsidiary;

"Losses" has the meaning ascribed thereto in Section 13(a) of this Agreement;

"marketing materials" and "template version" shall have their respective meanings ascribed thereto in NI 41-101;

"Marketing Presentation" means collectively, the presentation of the Company dated July 2, 2019 and the presentation of the Company dated August 7, 2019, used in connection with the marketing of the Offering;

"Material Adverse Effect" means any change (including a decision to implement such a change made by the board of directors or by senior management who believe that confirmation of the decision by the board of directors is probable), fact, event, violation, inaccuracy, circumstance, state of being or effect that (a) is materially adverse (actually or anticipated, whether financial or otherwise) to the business, assets (including intangible assets), affairs, operations, prospects, liabilities (contingent or otherwise), capital, properties, condition (financial or otherwise), results of operations or control of the Company and the Subsidiaries, on a consolidated basis or (b) results or could reasonably be expected to result in the Prospectus containing a material misrepresentation;

"material change" has the meaning ascribed thereto in the Applicable Securities Laws of the Qualifying Jurisdictions;

"material fact" has the meaning ascribed thereto in the Applicable Securities Laws of the Qualifying Jurisdictions;

"misrepresentation" has the meaning ascribed thereto in the Applicable Securities Laws of the Qualifying Jurisdictions;

"NI 44-101" means National Instrument 44-101 - Short Form Prospectus Distributions of the Canadian Securities Administrators;

"NI 51-102" means National Instrument 51-102 - Continuous Disclosure Obligations of the Canadian Securities Administrators;

"Offering Documents" means, collectively, the Preliminary Prospectus, the Prospectus and any Supplementary Material, and also includes the Marketing Presentation, the Term Sheets and the U.S. Placement Memorandum;

"person" shall be broadly interpreted and shall include an individual, firm, corporation, syndicate, partnership, trust, association, unincorporated organization, joint venture, investment club, government or agency or political subdivision thereof and every other form of legal or business entity of whatsoever nature or kind;

"Passport Receipt" means a receipt issued by the BCSC as principal regulator pursuant to the Passport System, and which also evidences (i) that the Ontario Securities Commission has issued a receipt, and (ii) the deemed receipt of the Securities Commissions of the Qualifying Jurisdictions (other than Ontario and British Columbia), in any case for the Preliminary Prospectus or the Prospectus, as the case may be;

"Passport System" means the passport system procedures provided for under National Policy 11-202 - Process for Prospectus Reviews in Multiple Jurisdictions of the Canadian Securities Administrators;

"Preliminary Prospectus" means the preliminary short form prospectus of the Company dated July 2, 2019 relating to the qualification in all of the Qualifying Jurisdictions of the distribution of the Offered Units under the Applicable Securities Laws of the Qualifying Jurisdictions, including all of the Documents Incorporated by Reference;

"Preliminary Receipt" means the Passport Receipt for the Preliminary Prospectus;

"Products" means the pharmaceutical products under development, manufactured and/or marketed by the Company or which are or will be undergoing testing, pre-clinical trials and/or clinical trials;

"Prospectus" means the (final) short form prospectus of the Company to be prepared in connection with the qualification in all of the Qualifying Jurisdictions of the distribution of the Offered Units under the Applicable Securities Laws of the Qualifying Jurisdictions, including all of the Documents Incorporated by Reference;

"Qualification" has the meaning given to it in Section 8(cc);

"Qualifying Jurisdictions" means Alberta, British Columbia, Ontario and Saskatchewan;

"Regulation S" has the meaning given to it in Schedule "A" to this Agreement;

"Rule 506(b)" has the meaning given to it in Schedule "A" to this Agreement;

"SEDAR" means the System for Electronic Document Analysis and Retrieval;

"Securities Commission" means the applicable securities commission or regulatory authority in each of the Qualifying Jurisdictions and "Securities Commissions" means all of them;

"Selling Firm" has the meaning ascribed thereto in Section 4(a) of this Agreement;

"SR&ED" has the meaning ascribed thereto in Section 8(mmm) of this Agreement;

"Standard Listing Conditions" has the meaning ascribed thereto in Section 5(a)(vi) of this Agreement;

"Subsequent Disclosure Documents" means any annual and/or interim financial statements, management's discussion and analysis of financial condition and results of operations, information circulars, annual information forms, business acquisition reports, material change reports or other documents issued by the Company after the date of this Agreement that are required by Applicable Securities Laws of the Qualifying Jurisdictions to be incorporated by reference into the Preliminary Prospectus, the Prospectus and/or any Supplementary Material;

"Subsidiary" means those entities that would be a "subsidiary" of the Company pursuant to the Applicable Securities Laws of the Province of Ontario and includes (i) Nash Pharmaceuticals Inc. and (ii) Breathtec Biomedical, Inc.;

"Supplementary Material" means, collectively, any amendment to or amendment and restatement of the Preliminary Prospectus and/or the Prospectus, and any further amendment, amendment and restatement or supplemental prospectus thereto or ancillary materials that may be filed by or on behalf of the Company under the Applicable Securities Laws of the Qualifying Jurisdictions relating to the distribution of the Offered Units thereunder;

"Term Sheets" means, collectively, the term sheet of the Company for the Offering dated July 2, 2019 and the revised term sheet of the Company for the Offering dated September 6, 2019;

"United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

"U.S. Affiliates" has the meaning given to it in Schedule "A" to this Agreement;

"U.S. Exchange Act" has the meaning given to it in Schedule "A" to this Agreement;

"U.S. Person" means a U.S. person as that term is defined in Rule 902(k) of Regulation S under the U.S. Securities Act;

"U.S. Placement Memorandum" has the meaning given to it in Schedule "A" to this Agreement; and

"U.S. Securities Act" has the meaning given to it in Schedule "A" to this Agreement.

Other

(a) Capitalized terms used but not defined herein have the meanings ascribed to them in the Preliminary Prospectus or, upon filing of the Prospectus, the Prospectus.

(b) Any reference in this Agreement to a Section shall refer to a section of this Agreement.

(c) All words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case require and the verb shall be construed as agreeing with the required word and/or pronoun.

(d) Any reference in this Agreement to "$" or to "dollars" shall refer to the lawful currency of Canada, unless otherwise specified.

(e) The following are the schedules to this Agreement, which schedules (including the representations, warranties and covenants set out therein) are deemed to be a part hereof and are hereby incorporated by reference herein:

Schedule "A" - Terms and Conditions for Compliance with U.S. Securities Laws

(f) Where any representation or warranty contained in this Agreement or any Ancillary Document is expressly qualified by reference to the "knowledge" of the Company or "the best of the Company's knowledge", or where any other reference is made herein or in any Ancillary Document to the "knowledge" of the Company, it shall be deemed to refer to the actual knowledge of (i) Christopher Moreau, the Chief Executive Officer, (ii) Michael Sadhra, the Chief Financial Officer, and (iii) Mark Williams, the Chief Science Officer, of the facts or circumstances to which such phrase relates, after having made reasonable inquiries and investigations in connection with such facts and circumstances that would ordinarily be made by officers of similar sized companies.

2. Nature of Transaction

Each purchaser who is resident in a Qualifying Jurisdiction shall purchase the Offered Units pursuant to the Prospectus. Each other purchaser not resident in a Qualifying Jurisdiction, or located outside of a Qualifying Jurisdiction, shall purchase Offered Units, which have been qualified by the Prospectus in Canada, only on a private placement basis under the applicable securities laws of the jurisdiction in which the purchaser is resident or located, in accordance with such procedures as the Company and the Agent may mutually agree, acting reasonably, in order to fully comply with Applicable Laws and the terms of this Agreement (including Schedule "A" to this Agreement with respect to offers and sales of Offered Units in the United States). The Company hereby agrees to comply with all Applicable Securities Laws on a timely basis in connection with the distribution of the Offered Units and the Company shall execute and file with the Securities Commissions all forms, notices and certificates relating to the Offering required to be filed pursuant to Applicable Securities Laws in the Qualifying Jurisdictions within the time required, and in the form prescribed, by Applicable Securities Laws in the Qualifying Jurisdictions. The Company also agrees to file within the periods stipulated under Applicable Laws outside of Canada and at the Company's expense all private placement forms required to be filed by the Company in connection with the Offering and pay all filing fees required to be paid in connection therewith so that the distribution of the Offered Units outside of Canada may lawfully occur without the necessity of filing a prospectus or any similar document under the Applicable Laws outside of Canada. The Agent agrees to offer the Offered Units for sale only in the Qualifying Jurisdictions and to offer the Initial Units, Additional Units, Additional Shares and/or Additional Warrants to purchasers in the United States and, subject to the consent of the Company (acting reasonably), in such jurisdictions outside of the Qualifying Jurisdictions and the United States where permitted by and in accordance with Applicable Securities Laws and the applicable securities laws of such other jurisdictions, and provided that in the case of jurisdictions other than the Qualifying Jurisdictions and the United States, the Company shall not be required to become registered or file a prospectus or registration statement or similar document in such jurisdictions and the Company will not be subject to any continuous disclosure requirements in such jurisdiction.

3. Filing of Prospectus

(a) As of the date of this Agreement, (i) the Company has prepared and filed the Preliminary Prospectus and other required documents with the Securities Commissions under the Applicable Securities Laws pursuant to the Passport System and NP 11-202 and designated the BCSC as the principal regulator thereunder and has obtained the Preliminary Receipt evidencing that a receipt has been issued or is deemed to have been issued for the Preliminary Prospectus by each of the Securities Commissions of the other Qualifying Jurisdictions, and (ii) the Company has addressed the comments made by such Securities Commissions in respect of the Preliminary Prospectus and has been cleared by all of the Securities Commissions to file the Prospectus.

(b) The Company shall, not later than 5:00 p.m. (Vancouver time) on October 3, 2019 (or such later date as may be agreed to in writing by the Company and the Agent, each acting reasonably), have prepared and filed the Prospectus and other required documents with the Securities Commissions under the Applicable Securities Laws, elected to use the Passport System and designated the BCSC as the principal regulator thereunder, and shall have obtained a Final Receipt from the BCSC under the Passport System which shall also evidence that a receipt has been issued or is deemed to have been issued for the Prospectus by each of the Securities Commissions of the other Qualifying Jurisdictions and otherwise fulfilled all legal requirements to qualify the Offered Units for distribution to the public in the Qualifying Jurisdictions through the Agent or any other registered dealer in the applicable Qualifying Jurisdictions.

(c) During the period of distribution of the Offered Units, the Company will promptly take, or cause to be taken, any additional steps and proceedings that may from time to time be required under the Applicable Securities Laws, or requested by the Agent, to continue to qualify the distribution of the Offered Units.

(d) Prior to the filing of the Prospectus and thereafter, during the period of distribution of the Offered Units, including prior to the filing of any Supplementary Material, the Company shall allow the Agent to review and comment on such documents and shall allow the Agent to conduct all due diligence investigations (including through the conduct of oral due diligence sessions at which management of the Company, the chair of the Company's audit committee, its current and former auditors, legal counsel and other applicable experts) which they may reasonably require in order to fulfill their obligations as underwriters in order to enable it to execute the certificate required to be executed by them at the end of the Offering Documents. Without limiting the scope of the due diligence inquiry the Agent (or its counsel) may conduct, the Company shall use its best efforts to make available its directors, senior management, auditors (including the auditors named in the Business Acquisition Report) and legal counsel to answer any questions which the Agent may have and to participate in one or more due diligence sessions to be held prior to filing of each of the Prospectus and any Supplementary Material.

4. Distribution and Certain Obligations of the Agent

(a) The Agent shall, and shall use commercially reasonable efforts to require any investment dealer (other than the Agent) with which the Agent has a contractual relationship in respect of the distribution of the Offered Units (each, a "Selling Firm") to agree to, comply with the Applicable Securities Laws in connection with the distribution of the Offered Units and shall offer the Offered Units for sale to the public directly and through Selling Firms upon the terms and conditions set out in the Prospectus and this Agreement. The Agent shall, and shall use commercially reasonable efforts to require any Selling Firm to agree to, offer for sale to the public and sell the Offered Units only in those jurisdictions where they may be lawfully offered for sale or sold and shall seek the prior consent of the Company, such consent not to be unreasonably withheld, regarding the jurisdictions other than the Qualifying Jurisdictions and the United States where the Offered Units are to be offered and sold. The Agent shall: (i) use all commercially reasonable efforts to complete and cause each Selling Firm to complete the distribution of the Offered Units as soon as reasonably practicable but in any event no later than 90 days after the date of the Final Receipt; and (ii) as soon as practicable after the completion of the distribution of the Offered Units, and in any event within 30 days after the later of the Closing Date or the last Option Closing Date, notify the Company thereof and provide the Company with a breakdown of the number of Offered Units distributed in the Qualifying Jurisdictions.

(b) The Agent and any Selling Firm shall be entitled to offer and sell the Offered Units to purchasers in the United States or to or for the account or benefit of U.S. Persons solely pursuant to an applicable exemption or exemptions from the registration requirements of the U.S. Securities Act and the registration or qualification requirements of applicable state securities laws, and in other jurisdictions in accordance with any applicable securities and other laws in the jurisdictions in which the Agent and/or Selling Firms offer the Offered Units. Any offer or sale of the Offered Units to purchasers in the United States or to or for the account or benefit of U.S. Persons will be made in accordance with Schedule "A" hereto.

(c) For the purposes of this Section 4, the Agent shall be entitled to assume that the Offered Units are qualified for distribution in any Qualifying Jurisdiction where a Passport Receipt or similar document for the Prospectus shall have been obtained from or deemed issued by the applicable Securities Commission (including a Final Receipt for the Prospectus issued under the Passport System) following the filing of the Prospectus unless otherwise notified in writing by the Company.

(d) During the distribution of the Offered Securities, other than the Offering Documents, the press release announcing the Offering, the Marketing Presentation and the Term Sheets (which Marketing Presentation and Term Sheets the Company and the Agent agree is a "template version" within the meaning of NI 44-101 of such marketing materials), the Company and the Agent shall not provide any potential investor with any materials or written communication in relation to the distribution of the Offered Units. The Company and the Agent, on a several basis, covenant and agree (i) not to provide any potential investor of Offered Units with any marketing materials unless a template version of such marketing materials has been filed by the Company with the Securities Commissions on or before the day such marketing materials are first provided to any potential investor of Offered Units, (ii) not to provide any potential investor in the Qualifying Jurisdictions with any materials or information in relation to the distribution of the Offered Units or the Company other than (a) such marketing materials that have been approved and filed in accordance with NI 44-101, (b) the Preliminary Prospectus, the Prospectus and any Supplementary Material, and (c) any "standard term sheets" (within the meaning of Applicable Securities Laws) approved in writing by the Company and the Agent, and (iii) that any marketing materials approved and filed in accordance with NI 44-101 and any standard term sheets approved in writing by the Company and the Agent, shall only be provided to potential investors in the Qualifying Jurisdictions.

(e) The Agent covenants to hold in trust all funds received from subscriptions under the Prospectus until the Minimum Offering has been raised. If the Minimum Offering is not raised on or before the date that is 90 days after the date of the Final Receipt, the Agent shall promptly return the funds to those who have subscribed for the Offered Units by way of the Prospectus, without any deductions.

(f) The Agent shall be liable to the Company under this Section 4 or Schedule "A" with respect to any breach by it or its U.S. Affiliate of this Section 4 or of the selling restrictions set forth in Schedule "A".

5. Deliveries on Filing and Related Matters

(a) The Company shall deliver to the Agent:

(i) on the date hereof, a copy of the Preliminary Prospectus signed by the Company as required by Applicable Securities Laws;

(ii) concurrently with the filing of the Prospectus, a copy of the Prospectus, signed by the Company as required by Applicable Securities Laws;

(iii) concurrently with the filing thereof, a copy of any Supplementary Material required to be filed by the Company in compliance with Applicable Securities Laws;

(iv) concurrently with the filing of the Prospectus with the Securities Commissions, "long form" comfort letters dated the date of the Prospectus, in form and substance satisfactory to the Agent, acting reasonably, addressed to the Agent and the directors of the Company from (A) the current auditor of the Company with respect to the Financial Statements and other financial and accounting information relating to the Company contained or incorporated by reference in the Prospectus, and (B) the auditors that audited the financial statements contained in the Business Acquisition Report, which letters shall be based on a review by such auditors within a cut-off date and based on a review of not more than two Business Days prior to the date of the letters, which letters shall be in addition to any auditors' comfort and consent letters addressed to the Securities Commissions in the Qualifying Jurisdictions;

(v) as soon as possible after the Prospectus and any Supplementary Material are prepared, copies of the U.S. Placement Memorandum;

(vi) prior to the Closing, copies of correspondence demonstrating that the listing and posting for trading on the CSE of the Shares, the Warrant Shares and the Warrants has been approved subject only to the satisfaction by the Company of such customary and standard conditions imposed by the CSE in similar circumstances and set forth in a letter of the CSE addressed to the Company, if any, and the CSE's policies (the "Standard Listing Conditions"); and

(vii) copies of all other documents resulting or related to the Company taking all other steps and proceedings that may be necessary in order to qualify the Offered Units for distribution in each of the Qualifying Jurisdictions by the Agent and other persons who are registered in a category permitting them to distribute the Offered Units under Applicable Securities Laws and who comply with such Applicable Securities Laws.

(b) Supplementary Material

If applicable, the Company shall also prepare and deliver promptly to the Agent signed copies of all Supplementary Material. Concurrently with the delivery of any Supplementary Material or the incorporation by reference in the Prospectus of any Subsequent Disclosure Document, the Company shall delivery to the Agent, with respect to such Supplementary Material or Subsequent Disclosure Documents, comfort leters substantially similar to the letters referred to in Section 5(a)(iv).

(c) Representations as to Prospectus and Supplementary Material

Each delivery to the Agent of any Offering Document by the Company shall constitute the representation and warranty of the Company to the Agent that:

(i) all information and statements (except for the Agent's Information) contained and incorporated by reference in such Offering Documents, are, at their respective dates, and, if applicable, the respective dates of filing, of such Offering Documents, true and correct in all material respects and contain no misrepresentation and, on the respective dates of such Offering Documents, constitute full, true and plain disclosure of all material facts relating to the Company and the Subsidiaries (on a consolidated basis) and the Offered Units, Shares, Warrants and Warrant Shares as required by Applicable Securities Laws of the Qualifying Jurisdictions;

(ii) no material fact or information (except for the Agent's Information) has been omitted from any Offering Document which is required to be stated therein or is necessary to make the statements therein not misleading in the light of the circumstances in which they were made; and

(iii) each of such Offering Documents complies with the requirements of the Applicable Securities Laws of the Qualifying Jurisdictions.

Such deliveries shall also constitute the Company's consent to the Agent and any Selling Firm's use of the Offering Document in connection with the distribution of the Offered Units in compliance with this Agreement.

(d) Delivery of Prospectus and Related Matters

The Company will cause to be delivered to the Agent, at those delivery points as the Agent reasonably requests, as soon as possible and in any event no later than 12:00 noon (Toronto time) on the next Business Day (or by 12:00 noon (Toronto time) on the second Business Day for deliveries outside of Toronto), in each case following the day on which the Company has obtained the Final Receipt for the Prospectus, and thereafter from time to time during the distribution of the Offered Units, as many commercial copies of the Preliminary Prospectus, the Prospectus and/or the U.S. Placement Memorandum, as applicable, as the Agent may reasonably request. Each delivery of any of the Offering Documents will have constituted or will constitute, as the case may be, consent of the Company to the use by the Agent and any Selling Firms of those documents in connection with the distribution and sale of the Offered Units in all of the Qualifying Jurisdictions and of the U.S. Placement Memorandum for the distribution of the Initial Units and Additional Units to purchasers in the United States in compliance with the provisions of Schedule "A".

(e) Press Releases

Neither the Company, nor the Agent, shall make any public announcement in connection with the Offering, except if the other party has consented to such announcement or the announcement is required by applicable laws or stock exchange rules. For greater certainty, during the period commencing on the date hereof and until completion of the distribution of the Offered Units, the Company will promptly provide to the Agent drafts of any press releases of the Company for review and comment by the Agent and the Agent's counsel prior to issuance, provided that any such review will be completed in a timely manner, and the Company will incorporate in such press releases all reasonable comments of the Agent. To deal with the possibility that the Initial Units and Additional Units may be offered and sold to persons that are, or are acting for the account or benefit of, purchasers in the United States or U.S. Persons, any such press release shall contain a legend in substantially the following form at the top of the first page: "NOT INTENDED FOR DISTRIBUTION TO UNITED STATES NEWS WIRE SERVICES OR FOR DISSEMINATION IN THE UNITED STATES."; and any such press release shall also contain disclosure substantially in the following form in accordance with Rule 135e under the U.S. Securities Act:

"The securities offered have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"), or any U.S. state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons (as defined under the U.S. Securities Act) absent registration or any applicable exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities in the United States, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful."

6. Material Change

(a) The Company shall promptly inform the Agent (and promptly confirm such notification in writing) during the period prior to the Agent notifying the Company of the completion of the distribution of the Offered Units in accordance with Section 4(a) hereof of the full particulars of:

(i) any material change whether actual, anticipated, contemplated, or to the knowledge of the Company, threatened or proposed in the Company or any Subsidiary or in any of their respective businesses, assets (including intangible assets), affairs, operations, prospects, liabilities (contingent or otherwise), capital, properties, condition (financial or otherwise) or results of operations or in the Offering;

(ii) any material fact which has arisen or has been discovered or any new material fact that would have been required to have been stated in the Offering Documents had that fact arisen or been discovered on or prior to the date of any of the Offering Documents;

(iii) any change in any material fact (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained or incorporated by reference in the Offering Documents or whether any event or state of facts has occurred after the date hereof, which, in any case, is, or may be, of such a nature as to render any of the Offering Documents untrue or misleading in any material respect or to result in any misrepresentation in any of the Offering Documents, including as a result of any of the Offering Documents containing or incorporating by reference therein an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not false or not misleading in the light of the circumstances in which it was made, or which could result in any of the Offering Documents not complying with the Applicable Securities Laws of any Qualifying Jurisdiction;

(iv) any notice by any governmental, judicial or regulatory authority requesting any information, meeting or hearing relating to the Company, any Subsidiary or the Offering; or

(v) any other event or state of affairs that would reasonably  be expected to be relevant to the Agent's due diligence investigations in respect of the Offering.

(b) Subject to Section 6(d), the Company will prepare and file promptly (and, in any event, within the time prescribed by Applicable Securities Laws) any Supplementary Material which may be necessary under the Applicable Securities Laws, and the Company will prepare and file promptly at the request of the Agent any Supplementary Material which, in the opinion of the Agent, acting reasonably, may be necessary or advisable, and will otherwise comply with all legal requirements necessary, to continue to qualify the Offered Units for distribution in each of the Qualifying Jurisdictions.

(c) During the period commencing on the date hereof until the Agent notifies the Company of the completion of the distribution of the Offered Units, the Company will promptly inform the Agent in writing of the full particulars of:

(i) any request of any Securities Commission for any amendment to any Offering Document or for any additional information in respect of the Offering or the Company;

(ii) the receipt by the Company of any material communication, whether written or oral, from any Securities Commission, the CSE or any other competent authority, relating to the Preliminary Prospectus, the Prospectus, any Supplementary Material, the distribution of the Offered Units, Compensation Options, Shares, Warrants, Warrant Shares, or the Company or any Subsidiary;

(iii) any notice or other correspondence received by the Company from any Governmental Authority and any requests from such bodies for information, a meeting or a hearing relating to the Company, any Subsidiary, the Offering, the issue and sale of the Offered Units, Compensation Options, Shares, Warrants, Warrant Shares, or any other event or state of affairs that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or

(iv) the issuance by any Securities Commission, the CSE or any other competent authority, including any other Governmental Authority, of any order to cease or suspend trading or distribution of any securities of the Company (including Offered Units, Shares, Warrants, Warrant Shares or Compensation Options) or of the institution, threat of institution of any proceedings for that purpose or any notice of investigation that could potentially result in an order to cease or suspend trading or distribution of any securities of the Company (including Offered Units, Shares, Warrants, Warrant Shares or Compensation Options).

(d) In addition to the provisions of Sections 6(a), 6(b) and 6(c) hereof, the Company shall in good faith discuss with the Agent any circumstance, change, event or fact contemplated in Sections 6(a), 6(b) or 6(c) which is of such a nature that there is or could be reasonable doubt as to whether notice should be given to the Agent under Sections 6(a), 6(b) or 6(c) hereof and shall consult with the Agent with respect to the form and content of any Supplementary Material proposed to be filed by the Company, it being understood and agreed that any such Supplementary Material shall not be filed with any Securities Commission prior to the review and approval thereof by the Agent and their counsel, acting reasonably.

7. Regulatory Approvals

(a) In connection with the filing of the Prospectus with the Securities Commissions, the Company shall file or cause to be filed with the CSE all necessary documents and shall take or cause to be taken all necessary steps to ensure that the Company has obtained all necessary approvals for the Shares, the Warrant Shares and the Warrants to be conditionally listed on the CSE subject only to the Standard Listing Conditions.

(b) The Company will make all necessary filings and obtain all necessary regulatory consents and approvals (if any), and the Company will pay all filing, exemption and other fees required to be paid in connection with the transactions contemplated in this Agreement.

8. Representations and Warranties of the Company

The Company represents and warrants to the Agent and the U.S. Affiliates, and acknowledges that the Agent are relying on such representations and warranties in purchasing the Offered Units, that:

(a) the Company: (i) has been duly incorporated, amalgamated, continued or organized and is validly existing as a company in good standing under the laws of its jurisdiction of incorporation, amalgamation, continuation or organization, and has the corporate power, capacity and authority to own, lease and operate its property and assets, to conduct its business as now conducted and as currently proposed to be conducted and to carry out the provisions hereof; and (ii) where required, has been duly qualified as an extra-provincial or foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases property, or conducts any business;

(b) other than the Subsidiaries, the Company has no subsidiaries and no investment in any person which is or would be material to the business and affairs of the Company. The Subsidiaries are the only subsidiaries of the Company.

(c) each Subsidiary: (i) has been duly incorporated, amalgamated, continued or organized and is validly existing as a company in good standing under the laws of its jurisdiction of incorporation, amalgamation, continuation or organization and has the corporate power, capacity and authority to own, lease and operate its property and assets, to conduct its business as now conducted and as currently proposed to be conducted and to carry out the provisions hereof; and (ii) where required, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business and is not precluded from carrying on business or owning property in such jurisdictions by any other commitment, agreement or document;

(d) the Company and each Subsidiary (i) has conducted and has been conducting its business in compliance in all material respects with all Applicable Laws of each jurisdiction in which its business is carried on or in which its services are provided and has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such Applicable Laws, (ii) is not in breach or violation of any judgment, order or decree of any Governmental Authority or court having jurisdiction over the Company or any Subsidiary, as applicable, (iii) holds all, and are not in breach of any, material Governmental Licences (as defined in Section 8(yy)) that enable its business to be carried on as now conducted in each of the jurisdictions it carries on business and enable it to own, lease or operate its Assets and Properties, and none of the Subsidiaries nor, to the knowledge of the Company, any other person, has taken any steps or proceedings, voluntary or otherwise, requiring or authorizing such Subsidiaries' dissolution or winding up;

(e) the Company is the direct or indirect registered and beneficial owner of all of the issued and outstanding shares and other voting securities of each Subsidiary, in each case free and clear of all Encumbrances, and no person, firm, corporation or entity has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Company or any Subsidiary of any of the shares or other securities of any Subsidiary;

(f) none of the Company or any Subsidiary has been served with or otherwise received notice of any legal or governmental proceedings and there are no legal or governmental proceedings (whether or not purportedly on behalf of the Company) pending to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation by the Company of the transactions contemplated by this Agreement and, to the best of the Company's knowledge, no such proceedings have been threatened or contemplated by any Governmental Authority or any other parties;

(g) neither the Company nor the Subsidiaries own real property; with respect to each premises which is material to the Company or any Subsidiary and which the Company or any Subsidiary occupies as tenant (the "Leased Premises"), the Company or the Subsidiary (as applicable) occupies the Leased Premises and has the exclusive right to occupy and use the Leased Premises and neither the Company nor any Subsidiary is in breach or violation of or in default under any of the leases pursuant to which the Company or the Subsidiary (as applicable) occupies the Leased Premises and to the best of the Company's knowledge, such leases are valid, in good standing and in full force and effect and are enforceable against the respective lessors thereof;

(h) the Company and each Subsidiary is the absolute legal and beneficial owner, and has good and valid title to, all of the material property or assets thereof as described in the Offering Documents free and clear of all Encumbrances and defects of title except such as are disclosed in the Offering Documents or such as are not material, individually or in the aggregate, to the Company or any Subsidiary, and (A) no other material property or assets are necessary  for the conduct of the business of the Company or any Subsidiary  as currently conducted, (B) the Company has no knowledge of any claim or the basis for any claim that might or could materially and adversely affect the right of the Company or any Subsidiary to use, transfer or otherwise exploit such property or assets, and (C) neither the Company nor the Subsidiary has any responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any person with respect to the property and assets thereof;

(i) the Financial Statements:

(i) have been prepared in accordance with Applicable Securities Laws and IFRS, applied on a consistent basis throughout the periods referred to therein, except as otherwise disclosed therein;

(ii) present fairly, in all material respects, the financial position and condition of the Company and the Subsidiaries on a consolidated basis as at the dates thereof and the results of its operations and the changes in its shareholder's equity and cash flows for the periods then ended, and contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of the Company and the Subsidiaries on a consolidated basis in accordance with IFRS, and do not contain a misrepresentation; and

(iii) have been audited (in the case of the annual financial statements comprising the Financial Statements) or reviewed (in the case of the interim financial statements comprising the Financial Statements) by independent public accountants within the meaning of Applicable Securities Laws and the rules of the Chartered Professional Accountants of Canada;

(j) the accountants who audited or reviewed (as the case may be) the Financial Statements are independent with respect to the Company within the meaning of Applicable Securities Laws and there has not been any "reportable event" (within the meaning of NI 51-102) with the current auditors or any former auditors of the Company during the past five financial years;

(k) the financial statements contained in the Business Acquisition Report have been audited by independent auditors and have been prepared in accordance with International Financial Reporting Standards and present fairly in all material respects the consolidated financial position and results of operations of the business acquired, all as disclosed in the Business Acquisition Report;

(l) there are no material liabilities of the Company whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in the Financial Statements, except for liabilities incurred in the ordinary course of business since May 31, 2019, and which liabilities would not, individually or in the aggregate, have a Material Adverse Effect;

(m) the audit committee's responsibilities and composition comply with National Instrument 52-110 - Audit Committees;

(n) except as disclosed in the Offering Documents, none of the directors, executive officers or shareholders who beneficially own, directly or indirectly, or exercise control or direction over, more than 10% of the outstanding Shares or any known associate or affiliate of any such person, had or has any material interest, direct or indirect, in any transaction or any proposed transaction (including, without limitation, any loan made to or by any such person) with the Company which, as the case may be, materially affects, is material to or will materially affect the Company and its Subsidiaries on a consolidated basis;

(o) the Company and each Subsidiary has duly and on a timely basis filed all foreign, federal, state, provincial and municipal tax returns required to be filed by it, has paid, collected, withheld and remitted all taxes due and payable or required to be collected, withheld and remitted by the Company and the Subsidiaries, respectively, and has paid all assessments and reassessments and all other taxes, governmental charges, penalties, interest and other fines due and payable by it and which are claimed by any Governmental Authority to be due and owing, except where the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect, and adequate provision has been made for taxes payable for any completed fiscal period for which tax returns are not yet required to be filed; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency by the Company or by any Subsidiary; there are no actions, suits, proceedings, investigations or claims pending or, to the best of the Company's knowledge, threatened against the Company or any Subsidiary in respect of taxes, governmental charges or assessments; and there are no matters under discussion with any Governmental Authority relating to taxes, governmental charges or assessments asserted by any such authority;

(p) the Company and each of the Subsidiaries have established on their books and records reserves that are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Company or any of the Subsidiaries, and, to the best of the Company's knowledge, there are no audits pending of the tax returns of the Company or any of the Subsidiaries (whether federal, state, provincial, local or foreign) and there are no claims which have been or may be asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any Governmental Authority of any deficiency that could, individually or in the aggregate, have a Material Adverse Effect;

(q) the Company and/or the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the Intellectual Property including, for greater certainty, the Intellectual Property described in the Disclosure Record; the Company has no knowledge that the Company or any Subsidiary lacks or will be unable to obtain any rights or licenses to use all Intellectual Property used for the conduct of the business of the Company and/or the Subsidiaries (including the commercialization of the Company's products and services candidates) as described in the Offering Documents; no third parties have rights to any Intellectual Property of the Company or any Subsidiary, except for the ownership rights of the owners of the Licensed IP or except for any licenses of use granted by the Company and/or any Subsidiary therein; there is no pending or, to the best of the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or enforceability of any Intellectual Property or the Company's or any Subsidiary's rights in or to any Intellectual Property or suggesting that any other person has any claim of legal or beneficial ownership or other claim or interest with respect thereto, the Company has no knowledge of any facts which form a reasonable basis for any such claim, and to the best of the Company's knowledge, there has been no finding of unenforceability or invalidity of the Intellectual Property; to the best of the Company's knowledge, there is no patent or published patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property of the Company or any Subsidiary; and to the best of the Company's knowledge, there is no prior art that necessarily renders any patent application owned by the Company or any Subsidiary unpatentable that has not been disclosed to the US Patent and Trademark Office or any similar office in Canada or any other jurisdiction;

(r) other than Licensed IP, the Company and/or the Subsidiaries are the legal and beneficial owners of, have good and marketable title to, and own all right, title and interest in and to all Intellectual Property free and clear of all Encumbrances or adverse interests whatsoever, covenants, conditions, options to purchase and restrictions or other adverse claims of any kind or nature; no consent of any person is necessary to make, use, reproduce, license, sell, modify, update, enhance or otherwise exploit any Intellectual Property and none of the Intellectual Property of the Company or any Subsidiary comprises an improvement to Licensed IP that would give any person any rights to any such Intellectual Property, including, without limitation, rights to license any such Intellectual Property;

(s) the Company and its Subsidiaries have used commercially reasonable efforts to maintain and protect the Intellectual Property owned by the Company and/or any Subsidiary (including, unless otherwise specified, making filings and payments of registration, maintenance, renewal or similar fees and to obtain ownership of such Intellectual Property developed for the Company and/or any Subsidiary by its employees, consultants and contractors (including securing assignment agreements from all former and current employees, consultants and contractors that assign to the Company and/or a Subsidiary all rights, title and interest in and to any such Intellectual Property rights, and including with respect to all copyrightable Intellectual Property, securing from such employees, consultants and/or contractors waivers of moral rights in writing in favour of the Company, the Subsidiaries and their successors, assignees or licensees)); there are no oppositions, cancellations, invalidity proceedings, interferences or re-examination proceedings pending with respect to any Intellectual Property owned by the Company and/or any Subsidiary or, to the best of the Company's knowledge, threatened; all applications for registration of any Intellectual Property owned by the Company and/or any Subsidiary have been properly filed and have been pursued by the Company and the Subsidiaries in the ordinary course of business, and neither the Company nor any of the Subsidiaries has received any notice (whether written, oral or otherwise) indicating that any application for registration of the Intellectual Property owned by the Company and/or any Subsidiary has been finally rejected or denied by the applicable reviewing authority, except for any rejection or denial that would not, individually or in the aggregate, have a Material Adverse Effect;

(t) to the best of the Company's knowledge, the conduct of the business of the Company and the Subsidiaries (including, without limitation, the sale of their respective products and services, or the use or other exploitation of the Intellectual Property by the Company, the Subsidiaries or any customers, distributors or other licensees thereof) has not infringed, violated, misappropriated or otherwise conflicted with (and does not infringe, violate, misappropriate or otherwise conflict with) any Intellectual Property right of any person; there is no pending or threatened action, suit, proceeding or claim by others alleging that any current or proposed conduct of their respective businesses (including, without limitation, the sale of their respective products and services, or use or other exploitation of any Intellectual Property by the Company, the Subsidiaries or any customers, distributors or other licensees) infringes, violates, misappropriates or otherwise conflicts with (or would infringe, violate, misappropriate or otherwise conflict with) any Intellectual Property of others, and the Company has no knowledge of any facts which form a reasonable basis for any such claim;

(u) to the best of the Company's knowledge, no person has infringed or misappropriated, or is infringing or misappropriating, any rights of the Company and/or any Subsidiary in or to the Intellectual Property;

(v) the Company has entered into valid and enforceable written agreements pursuant to which the Company has been granted all licenses and permissions to use, reproduce, sub- license, sell, modify, update, enhance or otherwise exploit the Licensed IP to the extent required for the conduct of the business of the Company and the Subsidiaries as currently conducted or as proposed to be conducted (including, if required, the right to incorporate such Licensed IP into the Intellectual Property). All license agreements in respect of Licensed IP are in full force and effect and none of the Company, any of the Subsidiaries or to the best of the Company's knowledge, any other person, is in default of its obligations thereunder;

(w) to the extent that any of the Intellectual Property is licensed or disclosed to any person or any person has access to such Intellectual Property (including but not limited to any employee, officer, shareholder, consultant, systems-integrator, distributor, Contract counterparty, or other customer of the Company or any of the Subsidiaries), the Company has entered into a valid and enforceable written agreement which contains terms and conditions prohibiting the unauthorized use, reproduction, disclosure or transfer of such Intellectual Property by such person. Other than such agreements that have expired in accordance with their respective terms, all such agreements are in full force and effect and none of the Company, any of the Subsidiaries or, to the best of the Company's knowledge, any other person, is in default of its obligations thereunder except for any default which is immaterial;

(x) the Company is a reporting issuer in each of the Qualifying Jurisdictions, is not in default under the Applicable Securities Laws of the Qualifying Jurisdictions and is not on the list of defaulting issuers maintained by the applicable Securities Commissions in the Qualifying Jurisdictions;

(y) the Company is in compliance with its timely and continuous disclosure obligations under the Applicable Securities Laws of each of the Qualifying Jurisdictions and the policies, rules and regulations of the CSE and, without limiting the generality of the foregoing, there has not occurred any material change (actual, anticipated, contemplated or threatened) in the business, assets (including intangible assets), affairs, operations, prospects, liabilities (contingent or otherwise), capital, assets, properties, condition (financial or otherwise), results of operations or control of the Company and the Subsidiaries taken as a whole since September 23, 2015 which has not been set forth in the Disclosure Record or otherwise publicly disclosed on a non-confidential basis, and the Company has not filed any confidential material change reports since September 23, 2015 which remains confidential as at the date hereof;

(z) to the best of the Company's knowledge, no agreement is in force or effect which in any manner affects the voting or control of any of the securities of the Company or any Subsidiary;

(aa) the Company is authorized to issue an unlimited number of Shares, of which 47,344,512 Common Shares are issued and outstanding as of the date hereof, and all such issued Common Shares are validly issued and outstanding, and no person, firm or corporation has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option or privilege (whether pre-emptive or contractual), for the issue or allotment of any unissued shares in the capital of the Company or any Subsidiary or any other security convertible into or exchangeable for any such shares, or to require the Company or any Subsidiary to purchase, redeem or otherwise acquire any of the outstanding securities in the capital of the Company or any Subsidiary, except as disclosed in the Offering Documents;

(bb) each of the execution and delivery of this Agreement, the Warrant Indenture and any certificate representing the Compensation Options, the performance by the Company of its obligations hereunder and thereunder, including the offer, issue and sale of the Offered Units (including the Shares and Warrants comprising the Offered Units), the issue and sale of the Warrant Shares underlying the Warrants, the grant and issue of the Compensation Option, and the consummation of the transactions contemplated in this Agreement and the Warrant Indenture, do not and will not:

(i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, and do not and will not create a state of facts which will result in a breach or violation of or constitute a default under, whether after notice or lapse of time or both, (i) any statute, rule or regulation applicable to the Company or any Subsidiary, including Applicable Securities Laws; (ii) the articles, notice of articles or resolutions of the shareholders, directors or any committee of directors of the Company or any Subsidiary; (iii) any material mortgage, note, indenture, Contract, agreement, joint venture, partnership, instrument, lease or other document to which the Company or any Subsidiary is a party or by which it is bound; (iv) any judgment, decree or order binding the Company or its Assets and Properties or any Subsidiary or its Assets and Properties; or (v) any statute, rule, regulation or law applicable to the Company or any Subsidiary, including, without limitation, the Applicable Securities Laws, or any judgment, order or decree of any Governmental Authority or court having jurisdiction over the Company;

(ii) affect the rights, duties and obligations of any parties to any material indenture, agreement or instrument to which the Company or any Subsidiary is a party, nor give a party the right to terminate any such indenture, agreement or instrument by virtue of the application of terms, provisions or conditions in such indenture, agreement or instrument;

(iii) require the consent, approval, authorization, registration or qualification of or with any Governmental Authority, stock exchange, Securities Commission or other third party, except such as have been obtained or such as may be required (and shall be obtained by the Company prior to the Closing Time) under Applicable Securities Laws or stock exchange regulations except (i) those which have been obtained or those which may be required and shall be obtained prior to the Closing Time under Applicable Securities Laws or the rules of the CSE, and

(ii) such post-Closing notice filings with Securities Commissions and the CSE as may be required in connection with the Offering, including under Applicable Securities Laws in the United States and related post-Closing notice filings as may be required in connection with the issue and sale of Offered Units in the United States or to or for the account or benefit of U.S. Persons; and

(iv) do not affect the rights, duties and obligations of any parties to any material indenture, agreement or instrument to which the Company or any Subsidiary is a party, nor give a party the right to terminate any such indenture, agreement or instrument by virtue of the application of terms, provisions or conditions in such indenture, agreement or instrument;

(cc) the execution and delivery of this Agreement, the Warrant Indenture and any certificate representing the Warrants or the Compensation Options, and the performance of the transactions contemplated hereby and thereby (including the issuance, sale and delivery of the Offered Units, the grant of the Over-Allotment Option, the grant and issue of the Compensation Options, the issuance, sale and delivery of the Shares and Warrants, and the allotment and reservation for the issue and delivery of the Warrant Shares) have been duly authorized by all necessary corporate action of the Company and this Agreement has been, and the Warrant Indenture and any certificate representing the Warrants and the Compensation Options, will at the Closing Time be, duly executed and delivered by the Company and constitutes and will at the Closing Time constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, provided that enforcement hereof or thereof may be limited by laws affecting creditors' rights generally, that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction and that the provisions relating to indemnity, contribution, severability and waiver of contribution may be limited under Applicable Law (the "Qualification");

(dd) the Company has the power, capacity and authority to offer, issue and sell the Offered Units including the Shares and Warrants comprising the Offered Units, and to issue and sell the Warrant Shares underlying the Warrants;

(ee) the Shares and the Warrants have been duly created, authorized, allotted and reserved for issuance and, at the applicable Closing Time:

(i) the Initial Shares and, if applicable, the Additional Shares will be duly and validly issued and outstanding as fully paid and non-assessable shares in the capital of the Company;

(ii) the Initial Warrants and, if applicable, the Additional Warrants will be duly created and validly issued and outstanding as fully paid securities of the Company; and

(iii) the Initial Shares and the Initial Warrants, and, if applicable, the Additional Shares and the Additional Warrants, will not have been issued in violation of or subject to any pre-emptive or contractual rights to purchase securities issued or granted by the Company;

(ff) the Warrant Shares have been duly authorized, allotted and reserved for issuance, and, upon the exercise of the Warrants and payment of the exercise price therefor, will be validly issued and outstanding as fully paid and non-assessable Shares. The Warrant Shares will not have been issued in violation of or subject to any pre-emptive or contractual rights to purchase securities issued or granted by the Company;

(gg) the Company has the corporate power, capacity and authority to issue the Compensation Options and to issue and sell the Compensation Units; the Compensation Shares and the Compensation Warrants issuable upon exercise of the Compensation Options have been duly authorized, allotted and reserved for issuance and the Compensation Options have been duly authorized and created and, at the applicable Closing Time:

(i) the Compensation Options will be duly and validly created and issued and will be fully paid securities of the Company; and

(ii) the Compensation Options, and, if applicable, the Compensation Units, will not have been issued in violation of or subject to any pre-emptive or contractual rights to purchase securities issued or granted by the Company;

(hh) the Common Shares and the Warrants have the attributes and characteristics and conform in all material respects with the descriptions thereof contained in the Offering Documents;

(ii) the Common Shares are listed and posted for trading on the CSE and, prior to the Closing Time, all necessary notices and filings will have been made with and all necessary consents, approvals, authorizations will have been obtained by the Company from the CSE to ensure that, subject to fulfilling the Standard Listing Conditions, the Shares, the Warrant Shares and the Warrants will be listed and posted for trading on the CSE upon their issuance;

(jj) no default exists under and no event has occurred which, after notice or lapse of time or both, or otherwise, constitutes a default under or breach, by the Company, any Subsidiary, or any other person, of any material obligation, agreement, covenant or condition contained in any material Contract to which the Company or any Subsidiary is a party or by which it or any of its properties may be bound; and no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Offered Units, the Shares, the Warrants, the Warrant Shares, the Shares, the Compensation Options, the Compensation Units, the Common Shares or any other security of the Company has been issued or made by any Securities Commission or stock exchange or any other regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by any such authority or under any Applicable Securities Laws;

(kk) except for the approval of the CSE to list the Common Shares, Warrants and Warrant Shares, and receipt by the Company of the Final Receipt, there are no third party consents required to be obtained in order for the Company to complete the Offering;

(ll) to the best of the Company's knowledge, there is no legislation or governmental regulation which materially and adversely affects the business, assets (including intangible assets), affairs, operations, prospects, liabilities (contingent or otherwise), capital, assets, properties, condition (financial or otherwise) or results of operations of the Company or any Subsidiary;

(mm) except for the Agent as provided herein, there is no person, firm or corporation acting for the Company entitled to any brokerage or finder's fee in connection with this Agreement or any of the transactions contemplated hereunder;

(nn) each of the documents forming the Disclosure Record filed by or on behalf of the Company with any Securities Commission or the CSE, did not contain a misrepresentation, determined as at the date of filing, which has not been corrected by the filing of a subsequent document which forms part of the Disclosure Record;

(oo) the minute books and records of each of the Company and the Subsidiaries made available to counsel for the Agent in connection with their due diligence investigation of the Company and the Subsidiaries for the periods from its date of incorporation to the date of examination thereof are all of the minute books and records of the Company and the Subsidiaries and contain copies of all proceedings (or certified copies thereof) of the shareholders, the boards of directors and all committees of the boards of directors of the Company and the Subsidiaries to the date of review of such corporate records and minute books and other than with respect to the Offering there have been no other meetings, resolutions or proceedings of the shareholders, board of directors or any committees of the board of directors of the Company and the Subsidiaries to the date of review of such corporate records and minute books not reflected in such minute books and other records;

(pp) no material labour dispute with current and former employees of the Company or any of the Subsidiaries exists or is imminent and the Company has no knowledge of any existing, threatened or imminent labour disturbance or disruption by the employees of any of the principal suppliers, manufacturers or contractors of the Company;

(qq) there has not been and there is not currently any labour disruption or conflict which is adversely affecting or could reasonably be expected to adversely affect, in a material manner, the carrying on of the business of the Company or the Subsidiaries;

(rr) the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, and the Company has no reason to believe that it will not be able to renew the existing insurance coverage of the Company and the Subsidiaries as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect;

(ss) except in compliance with Applicable Laws, neither the Company nor any Subsidiary has used any of its property or facilities to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any pollutants, contaminants, chemicals or industrial toxic or hazardous waste or substances ("Hazardous Substances"); except in compliance with Applicable Laws, neither the Company nor any Subsidiary has caused or permitted the release, in any manner whatsoever, of any Hazardous Substances on or from any of its properties or assets or any such release on or from a facility owned or operated by third parties but with respect to which the Company or a Subsidiary is or may reasonably be alleged to have material liability or has received any notice that it is potentially responsible for a federal, provincial, municipal or local clean-up site or corrective action under any Applicable Laws, statutes, ordinances, by-laws, regulations or any orders, directions or decisions rendered by any ministry, department or administrative regulatory agency relating to the protection of the environment, occupational health and safety or otherwise relating to or dealing with Hazardous Substances in a manner that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(tt) each employee benefit plan that is maintained, administered or contributed to by the Company or any of the Subsidiaries for employees or former employees of the Company or the Subsidiaries has been maintained in compliance with its terms and the requirements of any Applicable Laws and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions;

(uu) the forms and terms of the certificates representing the Shares have been approved and adopted by the board of directors of the Company and the form and terms of the certificate representing the Common Shares do not and will not conflict with any Applicable Laws or the rules of the CSE;

(vv) AST Trust Company (Canada), at its principal offices in Vancouver, British Columbia has been duly appointed as the registrar and transfer agent for the Common Shares;

(ww) the business and material property and assets of the Company and the Subsidiaries conform in all material respects to the descriptions thereof contained in the Offering Documents;

(xx) all Products and services provided to customers, in whole or in part, by the Company or any Subsidiary and all component parts which are supplied to the Company or any Subsidiary are, to the best of the Company's knowledge, manufactured or provided in full compliance with Applicable Laws and meet industry specific standards set by all organizations which pertain to the business of the Company and each Subsidiary and the Company's and each Subsidiary's Products and services have met and satisfied all product safety standards necessary to permit the sale of the Company's and each Subsidiary's Products and services in the jurisdictions in which they are sold;

(yy) the Company and each of the Subsidiaries possesses such permits, certificates, licences, approvals, registrations, qualifications, consents and other authorizations issued by Governmental Authorities (collectively, "Governmental Licences"), as are necessary to conduct the business now operated by it in all jurisdictions in which it carries on business (as such business is currently conducted); (B) the Company and each Subsidiary is in material compliance with the terms and conditions of all such Governmental Licences; (C) all of such Governmental Licences are in good standing, valid and in full force and effect; (D) neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation, suspension, termination or modification of any such Governmental Licences, and there are no facts or circumstances, including without limitation facts or circumstances relating to the revocation, suspension, modification or termination of any Governmental Licenses held by others, known to the Company, that could lead to the revocation, suspension, modification or termination of any such Governmental Licenses if the subject of an unfavourable decision, ruling or finding, except where such revocation, suspension, modification or termination is not in respect of a material Governmental Licence or where such revocation, suspension, modification or termination would not, individually or in the aggregate, have a Material Adverse Effect; (E) neither the Company nor any Subsidiary is in material default with respect to filings to be effected or conditions to be fulfilled in order to maintain such Governmental Licenses in good standing; (F) none of such Governmental Licenses contains any term, provision, condition or limitation which has or would reasonably be expected to affect or restrict in any material respect the operations or the business of the Company or any Subsidiary as now carried on or proposed to be carried on; (G) neither the Company nor any Subsidiary has reason to believe that any party granting any such Governmental Licenses is considering limiting, suspending, modifying, withdrawing or revoking the same in any material respect;

(zz) None of the Company or any of its Subsidiaries has voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recalls, market withdraws, safety alerts or other notice of material action relating to an actual or potential lack of safety, efficacy or the non-compliance with Applicable Healthcare Laws of any Product;

(aaa) all clinical and pre-clinical studies related to the development of the Products have been conducted, and to the extent they are still pending are currently being conducted, in accordance with accepted medical, scientific and ethical research procedures and all Applicable Laws;

(bbb) none of the Company or any of its Subsidiaries is subject to any obligation arising under an administrative or regulatory action, inspection, warning letter, notice of violation letter, or other written notice, response or commitment made to or with the United States Food and Drug Administration, Health Canada or any other Governmental Authority, and to Company's knowledge, no such proceedings have been threatened;

(ccc) none of the Company or any of its Subsidiaries, and to the Company's knowledge none of its or its Subsidiaries' officers, directors, and employees (i) are or have been a party to, or bound by, any order, individual integrity agreement, corporate integrity agreement, compliance undertaking or other formal agreement or settlement with any Governmental Authority concerning compliance with Applicable Laws; (ii) have made any filings in the United States pursuant to the OIG or CMS self-disclosure protocol; (iii) have been a defendant in any action, or received a threat of any action, brought under a United States federal or state whistleblower statute, including without limitation the False Claims Act (31 U.S.C. § 3729 et seq.); and (iv) have been served with or received any written search warrant, subpoena (other than those related to actions against third parties), civil investigative demand or contact letter from a Governmental Authority;

(ddd) all forward-looking information and statements of the Company contained in the Offering Documents, including any forecasts and estimates, expressions of opinion, intention and expectation have been based on assumptions that are reasonable in the circumstances, and the Company has updated such forward-looking information and statements as required by and in compliance with Applicable Securities Laws;

(eee) the statistical, industry and market related data included in the Offering Documents are derived from sources which the Company reasonably believes to be accurate, reasonable and reliable, and such data is consistent with the sources from which it was derived;

(fff) all information which has been prepared by the Company relating to the Company or any of the Subsidiaries and the business, property and liabilities thereof and provided or made available to the Agent, and all financial, marketing, sales and operational information provided to the Agent is, as of the date of such information, true and correct in all material respects, taken as whole, and no fact or facts have been omitted therefrom which would make such information materially misleading;

(ggg) (i) the responses given by the Company and its officers at all oral due diligence sessions conducted by the Agent in connection with the Offering, as they relate to matters of fact, have been and shall continue to be true and correct in all material respects as at the time such responses have been or are given, as the case may be, and such responses taken as a whole have not and shall not omit any fact or information necessary to make any of the responses not misleading in light of the circumstances in which such responses were given or shall be given, as the case may be; and (ii) where the responses reflect the opinion or view of the Company or its officers (including responses or portions of such responses which are forward-looking or otherwise relate to projections, forecasts, or estimates of future performance or results (operating, financial or otherwise)), such opinions or views have been and will be honestly held and believed to be reasonable at the time they are given;

(hhh) the Company is not insolvent (within the meaning of Applicable Laws), is able to pay its liabilities as they become due and has sufficient working capital to fund its operations for at least 12 months following the Closing Date;

(iii) the Company has not withheld from the Agent any adverse material facts relating to the Company, any of the Subsidiaries or the Offering;

(jjj) the Company (i) has not made any significant acquisitions as such term is defined in Part 8 of NI 51-102 in its current financial year or prior financial years in respect of which historical and/or pro forma financial statements or other information would be required to be included or incorporated by reference into the Preliminary Prospectus or the Prospectus and for which a business acquisition report has not been filed under NI 51-102 (other than the acquisition disclosed in the Business Acquisition Report), (ii) has not entered into any agreement or arrangement in respect of a transaction that would be a significant acquisition for purposes of Part 8 of NI 51-102, and (iii) there are no proposed acquisitions by the Company that have progressed to the state where a reasonable person would believe that the likelihood of the Company completing the acquisition is high and would be a significant acquisition for the purposes of Part 8 of NI 51-102 if completed as of the date of the Prospectus;

(kkk) each benefit plan or pension plan administered or provided by the Company or any of its Subsidiaries is duly registered where required by Applicable Laws (including registration with relevant tax authorities where such registration is required to qualify for tax exemption or other tax beneficial status). Each benefit plan or pension plan has been administered in compliance in all material respects with, and is in good standing under, Applicable Laws. Neither the Company nor any Subsidiary contributes to or has an obligation to contribute to a plan, program or arrangement that provides defined benefit pensions or for which the funding is determined by reference to a defined benefit. The Company does not have any outstanding indebtedness or any liabilities or obligations, including any unfunded obligation, under any such benefit plan or pension plan, whether accrued, absolute, contingent or otherwise;

(lll) the Company is not currently party to any agreement in respect of the change of control of the Company (whether by sale or transfer of shares or sale of all or substantially all of the assets and properties of the Company or otherwise);

(mmm) all scientific research and experimental development ("SR&ED") tax incentives applied for by the Company or a Subsidiary are bona fide and the Company has no knowledge that Canada Revenue Agency will disallow, reassess or reduce any SR&ED incentives applied for by or previously granted to the Company or a Subsidiary;

(nnn) all statements made in the Preliminary Prospectus and the Prospectus describing the Offered Units, the Shares, the Warrants, the Warrant Shares, the Compensation Options, and the Compensation Units and the respective attributes thereof are complete and accurate in all material respects;

(ooo) the Company and the Subsidiaries and their directors, officers, employees and other representatives are familiar with and have conducted all transactions, negotiations, discussions and dealings in full compliance with anti-bribery and anti-corruption laws and regulations applicable in any jurisdiction in which they are located or conducting business. Neither the Company nor any Subsidiary has made any offer, payment, promise to pay, or authorization of payment of money or anything of value to any government official, or any other person while having reasonable grounds to believe that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to a government official, for the purpose of (i) assisting the parties in obtaining, retaining or directing business; (ii) influencing any act or decision of a government official in his or its official capacity; (iii) inducing a government official to do or omit to do any act in violation of his or its lawful duty, or to use his or its influence with a government or instrumentality thereof to affect or influence any act or decision of such government or department, agency, instrumentality or entity thereof; or (iv) securing any improper advantage;

(ppp) the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the "Applicable Anti-Money Laundering Laws") and no action, suit or proceeding by or before any Governmental Authority involving the Company or any Subsidiary with respect to Applicable Anti- Money Laundering Laws is, to the knowledge of the Company, pending or threatened;

(qqq) the Company has filed a current annual information form in the form prescribed by NI 51- 102 in each of the Qualifying Jurisdictions prior to the date of this Agreement; the Company is as of the date hereof an Eligible Issuer in the Qualifying Jurisdictions and, on the dates of and upon filing of the Preliminary Prospectus and Prospectus, has been and will continue to be an Eligible Issuer in the Qualifying Jurisdictions and there will be no documents required to be filed under the Applicable Securities Laws of the Qualifying Jurisdictions in connection with the Offering of the Offered Units that will not have been filed as required as at those respective dates;

(rrr) the Shares, Warrants and Warrant Shares will at the Closing Time qualify as eligible investments as described in the Preliminary Prospectus under the heading "Eligibility for Investment" and the Company will not take or permit any action within its control which would cause the Shares, Warrants or Warrant Shares to cease to be qualified, during the period of distribution of the Offered Units, as eligible investments to the extent so described in the Prospectus; and

(sss) at the time of delivery thereof to the Agent:

(i) the Preliminary Prospectus complied, and the Prospectus and all Supplementary Material, if any, will comply, fully with the requirements of Applicable Securities Laws;

(ii) the Preliminary Prospectus and the Prospectus provided, and all Supplementary Material, if any, will provide, full, true and plain disclosure of all material facts relating to the Company (on a consolidated basis) and the Offered Units; and

(iii) the Preliminary Prospectus and the Prospectus did not, and all Supplementary Material, if any, will not, and the U.S. Placement Memorandum will not, contain any misrepresentation.

9. Covenants of the Company

The Company covenants and agrees with the Agent that the Company:

(a) will advise the Agent, promptly after receiving notice thereof, of the time when the Prospectus and any Supplementary Material has been filed and Passport Receipts have been obtained and will provide evidence satisfactory to the Agent of each such filing and copies of such Passport Receipts;

(b) will advise the Agent, promptly after receiving notice or obtaining knowledge of: (i) the issuance by any Securities Commission of any order suspending or preventing the use of the Preliminary Prospectus, the Prospectus or any Supplementary Material or suspending or seeking to suspend the trading or distribution of the Offered Units, Shares, Warrants or Warrant Shares; (ii) the suspension of the qualification of the Offered Units for offering or sale in any of the Qualifying Jurisdictions; (iii) the institution, threatening or contemplation of any proceeding for any such purposes; or (iv) any requests made by any Securities Commission for amending or supplementing the Preliminary Prospectus or the Prospectus or any Supplementary Material or for additional information, and will use its commercially reasonable efforts to prevent the issuance of any order or any suspension respectively referred to in (i) or (ii) above and, if any such order is issued, to obtain the withdrawal thereof as promptly as possible or if any such suspension occurs, to promptly remedy such suspension in accordance with this Agreement;

(c) will use its commercially reasonable efforts to remain, and to cause each Subsidiary to remain a corporation validly subsisting under the laws of its jurisdiction of incorporation or amalgamation, and to be duly licensed, registered or qualified as an extra-provincial or foreign corporation or entity in all jurisdictions where the character of its properties owned or leased or the nature of the activities conducted by it make such licensing, registration or qualification necessary and to carry on its business in the ordinary course and in compliance in all material respects with all Applicable Laws of each such jurisdiction, provided that the Company shall not be required to comply with this Section 9(c) following the completion of a merger, amalgamation, arrangement, business combination or take-over bid pursuant to which the Company ceases to be a "reporting issuer" (within the meaning of Applicable Securities Laws);

(d) will use its commercially reasonable efforts to maintain its status as a "reporting issuer" (or the equivalent thereof) not in default of the requirements of the Applicable Securities Laws of each of the Qualifying Jurisdictions which have such a concept and will comply with all of its obligations under Applicable Securities Laws, provided that the Company shall not be required to comply with this Section 9(d) following the completion of a merger, amalgamation, arrangement, business combination or take-over bid pursuant to which the Company ceases to be a "reporting issuer" (within the meaning of Applicable Securities Laws);

(e) will use its commercially reasonable efforts (including, without limitation, making application to the Securities Commissions of each Qualifying Jurisdiction for all consents, orders and approvals necessary) to maintain the listing of the Common Shares and the Warrants on the CSE or such other recognized stock exchange or quotation system as the Agent may approve, acting reasonably, provided that the Company shall not be required to comply with this Section 9(e) following the completion of a merger, amalgamation, arrangement, business combination or take-over bid pursuant to which the Company ceases to be a "reporting issuer" (within the meaning of Applicable Securities Laws);

(f) will use its commercially reasonable efforts to ensure that the Shares, the Warrant Shares and the Warrants are, when issued, listed and posted for trading on the CSE upon their date of issuance;

(g) will apply the net proceeds from the issue and sale of the Offered Units in accordance with the disclosure set out under the heading "Use of Proceeds" in the Prospectus;

(h) will deliver to the Agent, as soon as practicable after the Prospectus and any Supplementary Material are prepared, the U.S. Placement Memorandum, incorporating the Prospectus or Supplementary Material, as the case may be, prepared for use in connection with the distribution of the Offered Units to purchasers in the United States in compliance with the provisions of Schedule "A";

(i) will promptly do, make, execute, deliver or cause to be done, made, executed or delivered, all such acts, documents and things as the Agent may reasonably require from time to time for the purpose of giving effect to this Agreement and take all such steps as may be reasonably required within its power to implement to the full extent the provisions, and to satisfy the conditions, of this Agreement;

(j) will on or before the time of filing the Prospectus provide to the Agent a copy of the conditional listing approval of the Shares, the Warrant Shares, and the Warrants on the CSE;

(k) will forthwith notify the Agent of any breach of any covenant of this Agreement or any Ancillary Documents by any party thereto, or upon it becoming aware that any representation or warranty of the Company contained in this Agreement or any Ancillary Document is or has become untrue or inaccurate in any material respect;

(l) will not, at any time prior to the closing of the Offering, halt the trading of the Shares on the CSE without the prior written consent of the Agent; and

(m) will make available management of the Company for meetings with investors as scheduled by the Agent at the discretion of the Agent, acting reasonably.

10. Conditions of Closing

The obligations of the Agent hereunder with respect to the Offering will be subject to the completion by the Agent of a due diligence review satisfactory to the Agent in its sole judgment and to the satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions, as applicable, which conditions the Company covenants to exercise its commercially reasonable efforts to have fulfilled on or prior to the Closing Time or any Option Closing Date, as applicable:

(a) the Agent will receive at the Closing Time a legal opinion addressed to the Agent and its counsel, Fasken Martineau DuMoulin LLP, dated and delivered on the Closing Date from the Company's counsel, McMillan LLP, in form and substance satisfactory to the Agent and its counsel, acting reasonably, with respect to the following matters, subject to such reasonable assumptions and qualifications customary with respect to transactions of this nature as may be accepted by Agent's counsel:

(i) the Company is a "reporting issuer", or its equivalent, in each of the Qualifying Jurisdictions and it is not listed as in default of Applicable Securities Laws in any of the Qualifying Jurisdictions which maintain such a list;

(ii) the Company is a corporation duly incorporated and validly existing under the BCBCA, and has all requisite corporate power, capacity and authority to carry on its business as now conducted and to own, lease and operate its property and assets as described in the Prospectus;

(iii) as to the authorized and issued capital of the Company;

(iv) the rights, privileges, restrictions and conditions attaching to the Shares, the Warrants and the Warrant Shares are accurately summarized in all material respects in the Prospectus;

(v) the Initial Shares have been duly and validly authorized and issued and are outstanding as fully paid and non-assessable shares in the capital of the Company;

(vi) the Over-Allotment Option has been duly and validly authorized and granted by the Company and the Additional Shares and Additional Warrants issuable upon the exercise of the Over-Allotment Option have been duly and validly allotted and reserved for issuance by the Company and, upon the exercise of the Over- Allotment Option including receipt by the Company of payment in full therefor, the Additional Shares will have been duly and validly authorized and issued and will be outstanding as fully-paid and non-assessable shares in the capital of the Company and the Additional Warrants will have been duly and validly created, authorized and issued by the Company;

(vii) the Compensation Options have been duly and validly authorized and granted by the Company and the Compensation Shares, Compensation Warrants and Shares issuable upon the exercise of the Compensation Options and Compensation Warrants, respectively, have been duly and validly allotted and reserved for issuance by the Company and, upon the exercise of the Compensation Options, and Compensation Warrants, as the case may be, the Compensation Shares, Compensation Warrants and Shares will have been duly and validly created, authorized and issued by the Company, and the Compensation Shares and Shares will be outstanding as fully-paid and non-assessable shares in the capital of the Company and the Compensation Warrants will be duly and validly created, authorized and issued by the Company;

(viii) the Warrants have been duly and validly created, authorized and issued by the Company;

(ix) the Warrant Shares have been duly and validly allotted and reserved for issuance and upon the exercise of the Warrants in accordance with their terms, the Warrant Shares will be duly and validly issued as fully paid and non-assessable Shares;

(x) the Company has all necessary corporate power and capacity: (i) to execute and deliver this Agreement and the Warrant Indenture and to perform its obligations hereunder and thereunder; (ii) to offer, issue, sell and deliver the Initial Shares and the Initial Warrants comprising the Initial Units; (iii) to grant the Over- Allotment Option and offer, issue, sell and deliver the Additional Shares and Additional Warrants issuable upon exercise of the Over-Allotment Option; (iv) to issue, sell and deliver the Warrant Shares upon the exercise of the Warrants; (v) to grant and issue the Compensation Options; and (vi) to offer, issue, sell and deliver the Compensation Shares and the Compensation Warrants comprising the Compensation Units, and the Shares comprising the Compensation Warrants;

(xi) all necessary corporate action has been taken by the Company to authorize the execution and delivery of each of the Preliminary Prospectus, the Prospectus and any Supplementary Material and the filing thereof with the Securities Commissions;

(xii) the Company has duly authorized, executed and delivered, this Agreement, the Warrant Indenture, and the certificate representing the Compensation Options, and authorized the performance of its obligations hereunder and thereunder, including the offering, creation (as applicable), issue, sale and delivery of the Initial Shares and the Initial Warrants comprising the Initial Units, the grant of the Over-Allotment Option, the offering, creation (as applicable) issue, sale and delivery of the Additional Shares and Additional Warrants issuable upon exercise of the Over-Allotment Option, and the Warrant Shares issuable upon exercise of the Additional Warrants, the creation and grant of the Compensation Options, the issue, sale and delivery of the Compensation Shares and the Compensation Warrants comprising the Compensation Units and the Common Shares issuable upon exercise of the Compensation Warrants and the offering, issue, sale and delivery of the Warrant Shares upon the exercise of the Warrants, and each of this Agreement and the Warrant Indenture constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Qualification;

(xiii) each certificate representing the Compensation Options constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Qualification;

(xiv) the execution and delivery of this Agreement and the Warrant Indenture and the fulfillment of the terms hereof and thereof, including the offering, creation (as applicable), issue, sale and delivery of the Initial Shares and the Initial Warrants comprising the Initial Units, the grant of the Over-Allotment Option, the offering, creation (as applicable) issue, sale and delivery of the Additional Shares and Additional Warrants issuable upon exercise of the Over-Allotment Option, the creation and grant of the Compensation Options, the issue, sale and delivery of the Compensation Shares and the Compensation Warrants comprising the Compensation Units, and the offering and the issue, sale and delivery of the Warrant Shares upon the exercise of the Warrants, and the consummation of the transactions contemplated by this Agreement and the Warrant Indenture, do not result in a breach of (whether after notice or lapse of time or both) or constitute a default under (i) any of the terms, conditions or provisions of the constating documents, articles or notice of articles of the Company, (ii) of which such counsel is aware, any resolutions of the shareholders or the board of directors (or any committee thereof) of the Company, or (iii) the laws of the Province of British Columbia and the federal laws of Canada applicable therein, or (iv) of which such counsel is aware, any judgement, order or decree of any Canadian federal, provincial or local government body, agency or court having jurisdiction over the Company;

(xv) the form and terms of the definitive certificate representing the Common Shares, the Warrants and the Compensation Options have been approved by the directors of the Company and comply in all material respects with the BCBCA, the constating documents of the Company and the rules of the CSE;

(xvi) AST Trust Company (Canada) is the duly appointed registrar and transfer agent for the Common Shares and AST Trust Company (Canada) is the duly appointed warrant agent and registrar and transfer agent for the Warrants;

(xvii) all necessary documents have been filed, all requisite proceedings have been taken, all approvals, permits and consents of the appropriate regulatory authority in each Qualifying Jurisdiction have been obtained, and all necessary legal requirements have been fulfilled, in order to qualify the distribution of the Compensation Options and to qualify the distribution of the Initial Shares and the Initial Warrants comprising the Over-Allotment Option and the Additional Shares and the Additional Warrants issuable upon exercise of the Over-Allotment Option, in each of the Qualifying Jurisdictions through dealers who are registered under Applicable Securities Laws and who have complied with the relevant provisions of such Applicable Laws;

(xviii) the issuance by the Company of the Warrant Shares in accordance with and pursuant to the terms and conditions of the Warrants and the Warrant Indenture is exempt from the prospectus requirements of the Applicable Securities Laws in the Qualifying Jurisdictions and no prospectus or other document is required to be filed, no proceeding is required to be taken and no authorization, approval, permit or consent of the Securities Commissions is required to be obtained by the Company under the Applicable Securities Laws in the Qualifying Jurisdictions to permit such issuance of the Warrant Shares;

(xix) as to the issuance of the Compensation Shares and the Compensation Warrants comprising the Compensation Units being exempt from the prospectus requirements of Applicable Securities Laws and being freely tradeable;

(xx) the first trade in the Warrant Shares underlying the Warrants is exempt from the prospectus requirements of the Applicable Securities Laws in the Qualifying Jurisdictions and no prospectus or other document is required to be filed, no proceeding is required to be taken and no approval, permit, consent or authorization of regulatory authorities is required to be obtained by the Company under Applicable Securities Laws of the Qualifying Jurisdictions to permit such trade through registrants registered under Applicable Securities Laws who have complied with such laws and the terms and conditions of their registration, provided that (i) such trade is not a "control distribution" as that term is defined in National Instrument 45-102 - Resale of Securities at the time of such trade, (ii) the Company is a reporting issuer (as defined under Applicable Securities Laws) at the time of such first trade, and (iii) such first trade is not a transaction or series of transactions involving a purchase and sale or a repurchase and resale in the course of or incidental to a distribution;

(xxi) subject only to the Standard Listing Conditions, the Shares, the Compensation Shares, the Warrant Shares and the Warrants, have been conditionally listed or approved for listing on the CSE;

(xxii) that the summary under the heading "Certain Canadian Federal Income Tax Considerations" in the Prospectus is a fair and adequate summary of the principal Canadian federal income tax considerations generally applicable to the acquisition, holding and disposition of the Shares, Warrants and Warrant Shares, subject to the qualifications, assumptions, limitations and understandings set out in such summary; and

(xxiii) confirming that the statements under the heading "Eligibility for Investment" in the Prospectus, subject to the qualifications, assumptions and limitations set out under such heading, constitute a fair and adequate description of status of the Shares, Warrants and Warrant Shares as "qualified investments" under the Income Tax Act (Canada) and its regulations.

In connection with such opinion, counsel to the Company may rely on the opinions of local counsel in the Qualifying Jurisdictions acceptable to counsel to the Agent, acting reasonably, as to the qualification for distribution of the Offered Units or opinions may be given directly by local counsel of the Company with respect to those items and as to other matters governed by the laws of jurisdictions other than the province or provinces in which the Company's Canadian counsel are qualified to practice and may rely, to the extent appropriate in the circumstances but only as to matters of fact, on certificates of officers of the Company and others;

(b) the Agent shall have received a legal opinion from legal counsel to, and duly qualified to practice law in the jurisdiction of existence of, the Subsidiary, addressed to the Agent and legal counsel to the Agent with respect to: (i) the existence of the Subsidiaries; (ii) the issued and outstanding securities of the Subsidiaries and the securities thereof held by the Company or a Subsidiary; (iii) the corporate power and capacity of the Subsidiaries to carry on its business and activities and to own and lease its property and assets; each such opinion to be in form and substance, acceptable in all reasonable respects to the Agent and its legal counsel;

(c) if any Initial Units or Additional Units are sold to purchasers in the United States, the Agent will receive, at the Closing Time, a favourable legal opinion dated the Closing Date from United States counsel to the Company, to the effect that no registration of the Initial Units and Additional Units offered and sold to purchasers in the United States will be required under the U.S. Securities Act if made in accordance with this Agreement including the attached Schedule "A", such opinion to be in form and substance, acceptable in all reasonable respects to the Agent and its legal counsel, it being understood that such counsel need not express its opinion with respect to any subsequent re-sale of such Initial Units and Additional Units;

(d) the Agent shall have received a certificate dated the Closing Date or the Option Closing Date, as applicable, signed by the Chief Executive Officer and Chief Financial Officer of the Company or any other senior officer(s) of the Company as may be acceptable to the Agent, in form and content satisfactory to the Agent's counsel, acting reasonably, with respect to:

(i) the articles and notice of articles of the Company;

(ii) resolutions of the Company's board of directors relevant to, among other things, the issue and sale of the Offered Units, the Shares, the Warrants, the Warrants Shares, the Compensation Options, and the Compensation Units, to be issued and sold by the Company and the authorization of this Agreement and the other agreements and transactions contemplated herein; and

(iii) the incumbency and signatures of signing officers of the Company;

(e) the Agent shall have received a certificate of status or the equivalent dated within one Business Day of the Closing Date, in respect of the Company and the Subsidiaries;

(f) the Company shall deliver "bring down" comfort letters, addressed to the Agent, dated the Closing Date, in form and substance satisfactory to the Agent, bringing forward to a date not more than two Business Days prior to the Closing Date, the information contained in the comfort letters referred to in Section 5(a)(iv) hereof;

(g) the Company shall deliver to the Agent, at the Closing Time, certificates dated the Closing Date or the Option Closing Date, as applicable, addressed to the Agent and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, or such other senior officer(s) of the Company as may be acceptable to the Agent, certifying for and on behalf of the Company and without personal liability, to the effect that:

(i) the Company has complied in all respects with all the covenants and satisfied all the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Closing Time;

(ii) the representations and warranties of the Company contained herein are true and correct as at the Closing Time with the same force and effect as if made on and as at the Closing Time after giving effect to the transactions contemplated hereby;

(iii) the Final Receipt has been issued by the BCSC for the Prospectus pursuant to the Passport System and, to the knowledge of such persons, no order, ruling or determination having the effect of ceasing the trading or suspending the sale of the Shares or other securities of the Company, or the Offered Units to be issued and sold by the Company has been issued and no proceedings for such purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened;

(iv) since the respective dates as of which information is given in the Prospectus or any Supplementary Material (A) there has been no material change in the Company or its Subsidiaries, (B) there has been no material and adverse change (financial or otherwise) in the business, assets (including intangible assets), affairs, operations, prospects, liabilities (contingent or otherwise), capital, properties, condition (financial or otherwise) or results of operations or control of the Company and the Subsidiaries (taken as a whole), and (C) no transaction has been entered into by or affecting the Company or any Subsidiary which is material to the Company and the Subsidiaries (taken as a whole), other than as disclosed in the Prospectus or in any Supplementary Material;

(v) there has been no change in any material fact (which includes the disclosure of any previously undisclosed material fact) contained in the Prospectus which fact or change is, or may be, of such a nature as to render any statement in the Prospectus misleading or untrue in any material respect or which would result in a misrepresentation in the Prospectus or which would result in the Prospectus not complying with Applicable Securities Laws; and

(vi) such other matters as the Agent may reasonably request;

(h) the Agent shall have received copies of correspondence indicating that the Company has obtained all necessary approvals for the issuance of the Initial Shares, the Additional Shares, the Compensation Shares, the Warrant Shares and the Warrants to be listed on the CSE, subject only to the Standard Listing Conditions;

(i) the representations and warranties of the Company contained in this Agreement will be true at and as of the Closing Time on the Closing Date, and, if applicable, the Option Closing Date as if such representations and warranties were made at and as of such time and all agreements, covenants and conditions required by this Agreement to be performed, complied with or satisfied by the Company at or prior to the Closing Time on the Closing Date or the Option Closing Date, as applicable, will have been performed, complied with or satisfied prior to that time;

(j) the absence of any misrepresentations in the Offering Documents or undisclosed material change or undisclosed material facts relating to the Company, any Subsidiary or the Offered Units;

(k) the Company shall have received a Preliminary Receipt and a Final Receipt qualifying the Offered Units for distribution in the Qualifying Jurisdictions, and neither the Preliminary Receipt nor the Final Receipt shall be invalid or have been revoked or rescinded by any Securities Commission;

(l) the Agent shall have received a certificate from AST Trust Company (Canada) as to the number of Shares issued and outstanding as at the date immediately prior to the Closing Date; and

(m) the Agent will have received such other certificates, opinions, agreements or closing documents in form and substance reasonably satisfactory to the Agent as the Agent may reasonably request.

11. Closing

The closing of the purchase and sale of the Offered Units shall be completed at the Closing Time at the Toronto offices of McMillan LLP or at such other place as the Agent and the Company shall agree upon. At the Closing Time:

(a) the Company will deliver to the Agent, or as the Agent may direct, (i) via electronic deposit or represented by one or more certificates in definitive form, the Initial Shares and Initial Warrants, in each case registered in the name of "CDS & Co." or in such other name or names as the Agent may notify the Company in writing not less than 48 hours prior to the Closing Time or made and settled in CDS under the non-certificated inventory system, (ii) one or more certificates in definitive form representing the Compensation Options, in each case registered in such name or names as the Agent shall notify the Company in writing not less than 48 hours prior to the Closing Time, and (iii) all further documentation as may be contemplated in this Agreement or as counsel to the Agent may reasonably require; against payment by the Agent to the Company of the applicable purchase price for the Initial Units and any Additional Units being issued and sold under this Agreement, net of the Agent's Fees and the Agent's expenses contemplated in Section 15 of this Agreement, by certified cheque, bank draft or wire transfer payable to or as directed by the Company not less than 48 hours prior to the Closing Time; and

(b) the obligation of the Agent to complete the purchase of any Additional Shares and Additional Warrants under this Agreement, upon the exercise of the Over-Allotment Option, is subject to the receipt by the Agent of those documents contemplated, and the satisfaction of those conditions set forth, in Section 10 as the Agent may request. In the event that the Company shall subdivide, consolidate, reclassify or otherwise change its Shares during the period in which the Over-Allotment Option is exercisable, appropriate adjustments will be made to the exercise price and to the number of the Initial Shares and the Initial Warrants, and any Additional Shares and Additional Warrants issuable on exercise thereof such that the Agent is entitled to arrange for the sale of the same number and type of securities that the Agent would have otherwise arranged for had they exercised such Over-Allotment Option immediately prior to such subdivision, consolidation, reclassification or change.

12. Restrictions on Further Issues or Sales

During the period commencing on the date hereof and ending 120 days after the Closing Date, it will not, directly or indirectly, without the prior written consent of the Agent, such consent not to be unreasonably withheld or delayed, issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, or enter into any derivative transaction that has the effect of the foregoing, or agree to or announce any intention to issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, or enter into any derivative transaction that has the effect of the foregoing, any additional Common Shares, equity securities or debt securities, or any securities convertible into or exchangeable for Common Shares, equity securities or debt securities, except in conjunction with (i) any equity securities which may be issued from time to time as agreed to in employee compensation agreements, (ii) any existing option/warrant obligations, (iii) the grant of stock options or other similar issuances pursuant to the share incentive plan(s) of the Company, (iv) in connection with acquisitions in normal course or other existing obligations, or (v) the Offering.

13. Indemnification by the Company

(a) The Company shall fully indemnify and save harmless the Agent and its affiliates and their respective directors, officers, employees, shareholders, partners, advisors and agents and each other person, if any, controlling the Agent or its affiliates (collectively, the "Indemnified Parties" and individually an "Indemnified Party") from and against any and all liabilities, claims (including securityholder actions, derivative or otherwise), actions, losses, costs, damages and expenses (including the aggregate amount paid in settlement of any action, suit, proceeding, investigation or claim) and the reasonable fees and expenses of their counsel (collectively, "Losses") that may be incurred in advising with respect to and/or defending any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity (collectively, the "Claims" and individually, a "Claim") to which any Indemnified Party may become subject or otherwise involved in any capacity insofar as the Losses and/or Claims relate to, are caused by, result from, arise out of, or are in connection with, directly or indirectly:

(i) the breach of any representation or warranty of the Company made in any Ancillary Document or the failure of the Company to comply with any of its obligations in any Ancillary Document or any omission or alleged omission to state in any Ancillary Document any fact required to be stated in such document or necessary to make any statement in such document not misleading in light of the circumstances under which it was made;

(ii) any information or statement (except the Agent's Information) in any of the Offering Documents (including, for greater certainty, the Documents Incorporated by Reference and any Subsequent Disclosure Documents) containing or being alleged to contain a misrepresentation or being or being alleged to be untrue, or based upon any omission or alleged omission to state in any of the Offering Documents any material fact required to be stated in those documents or necessary to make any of the statements therein not misleading in light of the circumstances in which they were made;

(iii) any order made or any inquiry, investigation or proceeding instituted, threatened or announced by any court, securities regulatory authority, stock exchange or by any other competent authority, based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation (except a statement, omission or misrepresentation relating solely to the Agent's Information) contained in any of the Offering Documents or any other document or material filed or delivered on behalf of the Company pursuant to this Agreement, preventing or restricting the trading in or the sale or distribution of the Offered Units, the Shares, the Warrants, the Warrant Shares, the Compensation Options, the Compensation Units, or any other securities of the Company;

(iv) the non-compliance by the Company with any Applicable Securities Laws or other regulatory requirements or the rules of the CSE including the Company's non-compliance with any statutory requirement to make any document available for inspection;

(v) any statement contained in the Disclosure Record which at the time and in the light of the circumstances under which it was made, contained or is alleged to have contained a misrepresentation or untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make any statement therein not misleading in light of the circumstances in which they were made;

(vi) the omission or alleged omission to state in this Agreement any fact required to be stated herein or necessary to make any statement herein not misleading in light of the circumstances under which it was made;

(vii) any misrepresentation or alleged misrepresentation by or on behalf of the Company (other than by the Agent and Selling Firms) relating to the Offering, whether oral or written and whether made during and in connection with the Offering, where such misrepresentation may give or gives rise to any other liability under any statute in any jurisdiction which is in force on the date of this Agreement;

(viii) any failure or alleged failure to make timely disclosure of a material change by the Company, where such failure or alleged failure occurs during the Offering or during the period of distribution of the Offered Units or where such failure relates to the Offering or the Offered Units, and may give or gives rise to any liability under any statute in any jurisdiction which is in force on the date of this Agreement; or

(ix) any breach of any representation or warranty of the Company contained herein or the failure of the Company to comply with any of its covenants or other obligations contained herein or to satisfy any conditions contained herein required to be satisfied by the Company.

(b) If any Claim contemplated by this Section 13 shall be asserted against any of the Indemnified Parties, or if any potential Claim contemplated by this Section 13 shall come to the knowledge of any of the Indemnified Parties, the Indemnified Party concerned shall promptly notify in writing the Company of the nature of such Claim (provided that any failure to so notify in respect of any Claim or potential Claim shall affect the liability of the Company under this Section 13 only if and to the extent that the Company is materially and adversely prejudiced by such failure). The Company shall, subject as hereinafter provided, be entitled (but not required) to assume the defence on behalf of the Indemnified Party of any such Claim; provided that the defence shall be through legal counsel selected by the Company and acceptable to the Indemnified Party, acting reasonably. An Indemnified Party shall have the right to employ separate counsel in any such Claim and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless:

(i) the Company fails to assume the defence of such Claim on behalf of the Indemnified Party within ten days of receiving notice of such suit;

(ii) the employment of such counsel has been authorized by the Company; or

(iii) the named parties to any such Claim (including any added or third parties) include the Indemnified Party and the Company and the Indemnified Party shall have been advised by counsel that representation of the Indemnified Party by counsel for the Company is inappropriate as a result of the potential or actual conflicting interests of those represented or that there may be legal defences available to the Indemnified Party or Indemnified Parties which are different from or in addition to those available to the Company or that the subject matter of the Claim may not fall within the foregoing indemnity or that there is a conflict of interest between the Company and the Indemnified Parties;

in which case, the Company shall not have the right to assume the defence of such Claim on behalf of the Indemnified Party and the Company shall be liable to pay the reasonable fees and disbursements of counsel for such Indemnified Parties as well as the reasonable costs and out-of-pocket expenses of the Indemnified Party (including an amount to reimburse the Agent at its normal per diem rates for time spent by its directors, officers, employees or shareholders). Notwithstanding anything set forth herein, in no event shall the Company be liable for the fees or disbursements of more than one firm of legal counsel to an Indemnified Party in a particular jurisdiction in respect of any particular Claim or related set of Claims.

The Company will not, without each affected Indemnified Party's prior written consent, such consent not to be unreasonably withheld, admit any liability, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, suit, proceeding, investigation or claim in respect of which indemnification may be sought hereunder unless in connection with any settlement, compromise or consent by the Company, such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from any liabilities arising out of such action, suit, proceeding, investigation or claim (if an Indemnified Party is a party to such action) and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of an Indemnified Party.

(c) The Company hereby acknowledges and agrees that, with respect to Sections 13 and 14 hereof, the Agent is contracting on its own behalf and as agent for its affiliates, and its and their respective directors, officers, employees, partners, shareholders, advisors, agents and each other person, if any, controlling the Agent or its affiliates (collectively, the "Beneficiaries"). In this regard, the Agent shall act as trustee for the Beneficiaries of the covenants of the Company under Sections 13 and 14 hereof with respect to the Beneficiaries and accepts these trusts and shall hold and enforce such covenants on behalf of the Beneficiaries.

(d) The Company hereby waives any right it may have of first requiring an Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or any person asserting Claims on behalf of or in right of the Company for or in connection with the Offering except to the extent any Losses suffered by the Company are determined by a court of competent jurisdiction in a final judgment that has become non-appealable to have resulted from the gross negligence, fraud, illegal act or wilful misconduct of such Indemnified Party.

(e) Notwithstanding anything to the contrary contained herein, the foregoing indemnity in this Section 13 shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that such Losses to which the Indemnified Party may be subject were caused solely by the gross negligence, fraud, illegal act or wilful misconduct of the Indemnified Party. For greater certainty, the Company and the Agent agree that they do not intend that any failure by the Agent to conduct such reasonable investigation as necessary to provide the Agent with reasonable grounds for believing the Offering Documents contained no misrepresentation shall constitute "gross negligence", "fraud" or "illegal act" or "wilful misconduct" for purposes of this Section 13 or otherwise disentitle the Agent from indemnification hereunder.

(f) The Company agrees that in case any legal proceeding shall be brought against the Company and/or the Agent by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, or if any such commission or authority shall investigate the Company and/or the Indemnified Parties and any Indemnified Parties shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Company by the Agent, the Indemnified Parties shall have the right to employ their own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Agent for time spent by the Indemnified Parties in connection therewith) and out-of- pocket expenses incurred by Indemnified Parties in connection therewith shall be paid by the Company as they occur. The Company agrees to reimburse the Agent for the time spent by their personnel in connection with any Claim at their normal per diem rates.

(g) The rights to indemnification provided in this Section 13 shall be in addition to and not in derogation of any other rights which the Agent may have by statute or otherwise at law.

14. Contribution

(a) In order to provide for just and equitable contribution in circumstances in which the indemnity provided in Section 13 hereof would otherwise be available in accordance with its terms but is, for any reason held to be illegal, unavailable to or unenforceable by the Indemnified Parties or enforceable otherwise than in accordance with its terms, the Company and the Agent shall contribute to the aggregate of all Losses of the nature contemplated in Section 13 hereof and suffered or incurred by the Indemnified Parties (i) in such proportion as is appropriate to reflect not only the relative benefits received by the Company, on the one hand, and the Agent on the other hand, from the distribution of the Offered Units, or (ii) if the allocation provided by (i) is not permitted by Applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, in respect of such Losses; provided that the Company shall in any event contribute to the amount paid or payable by the Indemnified Parties as a result of such Claim any excess of such amount over the amount actually received by the Agent or any other Indemnified Party under this Agreement and further provided that the Agent shall not in any event be liable to contribute, in the aggregate, any amount in excess of such total Agent's Fees or any portion thereof actually received by the Agent. However, no party who has engaged in any fraud, fraudulent misrepresentation or wilful misconduct shall be entitled to claim contribution from any person who has not engaged in such fraud, fraudulent misrepresentation or wilful misconduct.

(b) The relative benefits received by the Company, on the one hand, and the Agent, on the other hand, shall be deemed to be in the same ratio as the total proceeds from the Offering of the Offered Units (net of the Agent's Fees payable to the Agent but before deducting expenses) received by the Company is to the Agent's Fees actually received by the Agent. The relative fault of the Company, on the one hand, and of the Agent, on the other hand, shall be determined by reference to, among other things, whether the matters or things referred to in Section 13 which resulted in such Claims and/or Losses relate to information supplied by or steps or actions taken or done or not taken or not done by or on behalf of the Company or to information supplied by or steps or actions taken or done or not taken or not done by or on behalf of the Agent and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation, or other matter or thing referred to in Section 13. The amount paid or payable by an Indemnified Party as a result of the Claims and/or Losses referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Claims and/or Losses, whether or not resulting in an action, suit, proceeding or claim. The parties to this Agreement agree that it would not be just and equitable if contribution pursuant to this Section 14 were determined by any method of allocation which does not take into account the equitable considerations referred to in this Section 14.

(c) If the Company may be held to be entitled to contribution from the Agent under the provisions of any statute or at law, the Company shall be limited to contribution in an aggregate amount not exceeding the lesser of:

(i) the portion of the full amount of the Losses giving rise to such contribution for which the Agent is responsible, as determined in Section 13(a); and

(ii) the amount of the aggregate Agent's Fees actually received by the Agent from the Company under this Agreement.

(d) The rights to contribution provided in this Section 14 shall be in addition to and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law.

(e) If an Indemnified Party has reason to believe that a claim for contribution may arise, the Indemnified Party shall give the Company notice thereof in writing, but failure to so notify shall not relieve the Company of any obligation which it may have to the Indemnified Party under this Section 14 provided that the Company is not materially and adversely prejudiced by such failure, and the right of the Company to assume the defence of such Indemnified Party shall apply as set out in Section 13 hereof, mutatis mutandis.

15. Fees and Expenses

Whether or not the purchase and sale of the Offered Units shall be completed, all fees and expenses (including GST or HST, if applicable) of or incidental to the creation, issuance and delivery of the Offered Units and of or incidental to all matters in connection with the transactions herein set out shall be borne by the Company including, without limitation:

(a) all expenses of or incidental to the creation, issue, sale or distribution of the Offered Units and the filing of the Preliminary Prospectus, the Prospectus and any Supplementary Material;

(b) the fees and expenses of the auditors, counsel to the Company and all local counsel (including disbursements and GST or HST, if and as applicable, on all of the foregoing);

(c) all costs incurred in connection with the preparation and printing of the Preliminary Prospectus, the Prospectus and any Supplementary Material contemplated hereunder and otherwise relating to the Offering; and

(d) the reasonable out-of-pocket expenses and fees of the Agent, including the reasonable fees and expenses of the Agent's Canadian and U.S. counsel (subject to a maximum amount set forth in Section (e) of the Letter Agreement), with such expenses to be paid by the Company at the Closing Time or at any other time requested by the Agent, provided that all fees and expenses incurred by the Agent, or on its behalf, pursuant to the Offering shall be payable by the Company immediately upon receiving an invoice therefor from the Agent.

16. All Terms to be Conditions

The Company agrees that the conditions contained in Section 10 will be complied with insofar as the same relate to acts to be performed or caused to be performed by the Company and that it will use its commercially reasonable efforts to cause all such conditions to be complied with. Any breach or failure to comply with or satisfy any of the conditions set out in Section 10 shall entitle the Agent to terminate its obligation to purchase the Offered Units, by written notice to that effect given to the Company at or prior to the Closing Time. It is understood that the Agent may waive, in whole or in part, or extend the time for compliance until no later than 90 days from the date of the Final Receipt with, any of such terms and conditions without prejudice to the rights of the Agent in respect of any such terms and conditions or any other or subsequent breach or non- compliance, provided that to be binding on the Agent any such waiver or extension must be in writing.

17. Termination by Agent in Certain Events

(a) The Agent shall also be entitled to terminate its obligations under this by written notice to that effect given to the Company at or prior to the Closing Time if:

(i) there is a material change or a change in a material fact or new material fact shall arise, or there should be discovered any previously undisclosed material fact required to be disclosed in the Preliminary Prospectus or the Prospectus or any amendment thereto, in each case, that has or would be expected to have, in the sole opinion of the Agent, acting reasonably, a significant adverse change or effect on the business or affairs of the Company and the Subsidiaries or on the market price or the value of the Shares or other securities of the Company;

(ii) (i) any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened or any order is made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, the CSE or any securities regulatory authority or any law or regulation is enacted or changed which in the sole opinion of the Agent, acting reasonably, operates to prevent or materially restrict the trading of the Shares or any other securities of the Company or materially and adversely affects or might be expected to materially and adversely affect the market price or value of the Offered Units, the Shares, the Warrants, the Warrant Shares, the Compensation Options, the Compensation Units, the Common Shares or other security of the Company; or (ii) if there should develop, occur or come into effect or existence any event, action, state, condition (including without limitation, terrorism or accident) or major financial occurrence of national or international consequence or any new or change in any law or regulation which in the sole opinion of the Agent, acting reasonably, seriously adversely affects, or involves, or might seriously adversely  affect, or involve, the financial markets generally or the business, operations or affairs of the Company and its Subsidiaries taken as a whole;

(iii) the Company is in breach of any term, condition or covenant of this Agreement or any representation or warranty given by the Company in this Agreement is or becomes false;

(iv) any order to cease or suspend trading in the Shares or any other securities of the Company or prohibiting or restricting the distribution of any securities of the Company, including the Offered Units, is made, or proceedings are announced, commenced or threatened for the making of any such order, by any securities commission or similar regulatory authority, the CSE or any other competent authority, and has not been rescinded, revoked or withdrawn;

(v) the state of financial markets in Canada or the United States is such that, in the reasonable opinion of the Agent, the Offered Units cannot be marketed profitably; or

(vi) the Agent and the Company agree in writing to terminate this Agreement in relation to the Agent.

(b) If this Agreement is terminated by the Agent pursuant to Section 17(a), there shall be no further liability on the part of the Agent, or on the part of the Company to the Agent except in respect of any liability which may have arisen or may thereafter arise under Sections 13, 14 and 15.

(c) The right of the Agent to terminate its obligations under this Agreement is in addition to such other remedies as it may have in respect of any default, act or failure to act of the Company in respect of any of the matters contemplated by this Agreement.

18. Over-Allotment

In connection with the distribution of the Offered Units, the Agent and members of its selling group (if any) may over-allot or effect transactions which stabilize or maintain the market price of the Shares and Warrants at levels above those which might otherwise prevail in the open market, in compliance with Applicable Securities Laws. Those stabilizing transactions, if any, may be discontinued at any time.

19. Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered,

in the case of the Company, to:

Algernon Pharmaceuticals Inc.
Suite 915 - 700 West Pender Street
Vancouver, BC

V6C 1G8

Email: chris@algernonpharmaceuticals.com
Attention: Christopher Moreau, Chief Executive Officer

with a copy of any such notice (which shall not constitute notice to the Company) to:

McMillan LLP

Royal Centre, Suite 1500

1055 West Georgia Street, PO Box 11117
Vancouver, British Columbia, V6E 4N7

Email: barbara.collins@mcmillan.ca
Attention: Barbara Collins

in the case of the Agent, to:

Mackie Research Capital Corporation
199 Bay Street, Suite 4500
Commerce Court West, Box 368
Toronto, Ontario M5L 1G2

Email: dkeating@mackieresearch.com
Attention: David Keating

and with a copy of any such notice (which shall not constitute notice to the Agent) to:

Fasken Martineau DuMoulin LLP
333 Bay Street, Suite 2400
Toronto, Ontario M5H 2T6

Email: jsabetti@fasken.com
Attention: John M. Sabetti

The Company and the Agent may change their respective addresses for notice by notice given in the manner aforesaid. Each notice shall be personally delivered to the addressee or sent by electronic transmission to the addressee and: (i) a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by electronic transmission shall be deemed to be given and received on the Business Day on which it is confirmed to have been sent.

20. Alternative Transaction

If the Company does not proceed with the Offering for any reason(s) within the scope of its control, and if the Company enters into any Alternative Transaction (as defined below) to the Offering contemplated hereunder during the term of this Agreement or within six (6) months following a termination of this Agreement (including where the Company and the Agent are not able to agree on the terms of the Offering), the Company agrees to pay to the Agent, at or prior to completion of any such Alternative Transaction, in addition to any expenses required to be reimbursed (as per Section 15) herein), the full amount of Agent's Fees which would have been payable to the Agent had the Offering been completed for gross proceeds of $2.5 million. For greater certainty, where the Agent terminates the Offering in accordance with this Agreement, the Company shall not be obligated to pay the Agent's Fees, but the Company shall remain liable for any and all reasonable fees and expenses incurred by the Agent (and their legal counsel) up to the date of termination (as per Section 15).

An "Alternative Transaction" means any equity or debt financing, merger, amalgamation, arrangement, business combination, take-over bid, insider bid, issuer bid, reorganization, joint venture, sale or exchange of a part of, all of, or substantially all of the assets or common shares of the Company or any similar transaction involving the Company with any arm's length party.

21. Right of First Refusal

Provided that there is a Closing of the Offering, to the extent that within the 12-month period thereafter, the Company requires any of the following additional services, the Agent is hereby granted a right of first refusal to provide such services as referenced below, the terms and conditions relating to such services to be outlined in a separate agreement and the fees for such services to be in addition to fees payable hereunder:

(i) lead manager, lead underwriter or lead agent and sole book-runner for any equity or equity-linked debt financing undertaken by the Company;

(ii) the provision of a formal valuation or fairness opinion; and

(iii) any financial advisory assistance, whether in respect of any acquisition, divestiture or business combination proposal, or otherwise.

22. Relationship between the Company and the Agent

In connection with the services described herein, the Agent shall act as independent contractor, and any duties of the Agent arising out of this Agreement shall be owed solely to the Company. The Company acknowledges that the Agent is a securities firm that is engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services, which may involve services provided to other companies engaged in businesses similar or competitive to the business of the Company and that the Agent shall have no obligation to disclose such activities and services to the Company. The Company acknowledges and agrees that in connection with all aspects of the engagement contemplated hereby, and any communications in connection therewith, the Company, on the one hand, and the Agent and any of its affiliates through which they may be acting, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agent or such affiliates, and each party hereto agrees that no such duty will he deemed to have arisen in connection with any such transactions or communications. The Company acknowledges and agrees that it waives, to the fullest extent permitted by law, any claims the Company and its affiliates may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agent shall have no liability (whether direct or indirect) to the Company or any of its affiliates in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company. Information which is held elsewhere within the Agent, but of which none of the individuals in the investment banking department or division of the Agent involved in providing the services contemplated by this Agreement actually has knowledge (or without breach of internal procedures can properly obtain) will not for any purpose he taken into account in determining any of the responsibilities of the Agent to the Company under this Agreement.

23. Miscellaneous

(a) This Agreement shall enure to the benefit of, and shall be binding upon, the Agent and the Company and their respective successors and legal representatives, provided that no party may assign this Agreement or any rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other party.

(b) This Agreement, including all schedules to this Agreement, constitutes the entire agreement between the parties relating to its subject matter and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter. This Agreement may only be amended, supplemented, or otherwise modified by written agreement signed by all of the parties.

(c) The Company acknowledges and agrees that: (i) the Offering contemplated by this Agreement is an arm's length commercial transaction between the Company, on the one hand, and the Agent, on the other; (ii) in connection therewith and with the process leading to such transaction the Agent is acting solely as a principal and not the agent or fiduciary of the Company; (iii) the Agent has not assumed an advisory or fiduciary responsibility in favour of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is concurrently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; and (iv) the Company has consulted its own legal and financial advisors to the extent they deemed appropriate. The Company agrees that it will not claim that the Agent, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto.

(d) The Company acknowledges and agrees that all written and oral opinions, advice, analyses and materials provided by the Agent in connection with this Agreement and their engagement hereunder are intended solely for the Company's benefit and the Company's internal use only with respect to the Offering and the Company agrees that no such opinion, advice, analysis or material will be used for any other purpose whatsoever or reproduced, disseminated, quoted from or referred to in whole or in part at any time, in any manner or for any purpose, without the Agent's prior written consent in each specific instance. Any advice or opinions given by the Agent hereunder will be made subject to, and will be based upon, such assumptions, limitations, qualifications, and reservations as the Agent, in its sole judgment, deems necessary or prudent in the circumstances. The Agent expressly disclaims any liability or responsibility by reason of any unauthorized use, publication, distribution of or reference to any oral or written opinions or advice or materials provided by the Agent or any unauthorized reference to the Agent or this Agreement.

(e) The Company acknowledges that the Agent is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and financial advisory services and that in the ordinary course of its trading and brokerage activities, the Agent and/or any of its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity securities of the Company or any other company that may be involved in a transaction or related derivative securities.

(f) Neither the Company nor the Agent shall make any public announcement in connection with the Offering, except if the other party has consented to such announcement or the announcement is required by applicable laws or stock exchange rules. In such event, the party proposing to make the announcement will provide the other party with a reasonable opportunity, in the circumstances, to review a draft of the proposed announcement and to provide comments thereon.

(g) No waiver of any provision of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the party to be bound by the waiver. A party's failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a party from any other or further exercise of that right or the exercise of any other right it may have.

(h) If any provision of this Agreement is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction from which no appeal exists or is taken, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.

(i) This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and the parties submit to the non-exclusive jurisdiction of the courts of the Province of British Columbia.

(j) Time shall be of the essence hereof and, following any waiver or indulgence by any party, time shall again be of the essence hereof.

(k) The words, "hereunder", "hereof" and similar phrases mean and refer to the Agreement formed as a result of the acceptance by the Company of this offer by the Agent to offer and sell on a commercially reasonable "best efforts" basis the Offered Units.

(l) All warranties, representations, covenants (including indemnification obligations) and agreements of the Company herein contained or contained in any Ancillary Document shall survive the offer and sale by the Agent of the Offered Units and shall continue in full force and effect for the benefit of the Agent regardless of the Closing of the sale of the Offered Units, any subsequent disposition of the Offered Units by the purchasers thereof or the termination of the Agent's obligations under this Agreement and shall not be limited or prejudiced by any investigation made by or on behalf of the Agent in accordance with the preparation of the Preliminary Prospectus, the Prospectus or any Supplementary Material or the distribution of the Offered Units or otherwise, and the Company agrees that the Agent shall not be presumed to know of the existence of a claim against the Company under this Agreement or any Ancillary Document or in connection with the offer and sale of the Offered Units as a result of any investigation made by or on behalf of the Agent in accordance with the preparation of the Preliminary Prospectus, the Prospectus or any Supplementary Material or the distribution of the Offered Units or otherwise.

(m) Each of the parties hereto shall be entitled to rely on delivery of a facsimile or portable document format copy of this Agreement and acceptance by each such party of any such facsimile or portable document format copy shall be legally effective to create a valid and binding agreement between the parties hereto in accordance with the terms hereof.

(n) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[remainder of page intentionally left blank]

If this Agreement accurately reflects the terms of the transactions which we are to enter into and are agreed to by you, please communicate your acceptance by executing the enclosed copies of this Agreement where indicated and returning them to us.

Yours very truly,

MACKIE RESEARCH CAPITAL CORPORATION

By:	/s/ David Keating
Name:	David Keating
Title:	Managing Director

[Agency Agreement - Algernon Pharmaceuticals Inc.]

Accepted and agreed to by the undersigned as of the date of this letter first written above.

ALGERNON PHARMACEUTICALS INC.

By:	/s/ Christopher Moreau
Name:	Christopher Moreau
Title:	Chief Executive Officer

[Agency Agreement - Algernon Pharmaceuticals Inc.]

SCHEDULE A

TERMS AND CONDITIONS FOR UNITED STATES OFFERS AND SALES

As used in this schedule, the following terms shall have the meanings indicated:

Accredited Investor	means an "accredited investor" as that term is defined in Rule 501(a) of Regulation D;

Affiliate	means an "affiliate" as that term is defined in Rule 405 under the U.S. Securities Act;

Directed Selling Efforts	means "directed selling efforts" as that term is defined in Rule 902 (c) of Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Offered Units, and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of any of the securities;

Foreign Issuer	means a "foreign issuer" as that term is defined in Rule 902(e) of Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means any issuer which is: (a) the government of any foreign country or of any political subdivision of a foreign country; or (b) a corporation or other organization incorporated under the laws of any foreign country, except an issuer meeting the following conditions as of the last Business Day of its most recently completed second fiscal quarter:
(1) more than 50 percent of the outstanding voting securities of such issuer are held of record either directly or indirectly by residents of the United States; and (2) any of the following; (i) the majority of the executive officers or directors of the issuer are United States citizens or residents, (ii) more than 50 percent of the assets of the issuer are located in the United States, or (iii) the business of the issuer is administered principally in the United States;

General Solicitation or General Advertising	means "general solicitation or general advertising", as used in Rule 502(c) of Regulation D under the U.S. Securities Act, including any advertisement, article, notice or other communication published in any newspaper, magazine, on the internet or similar media or broadcast over radio or television or on the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

Offshore Transaction	means "offshore transaction" as that term is defined in Rule 902(h) of Regulation S;

Regulation D	means Regulation D adopted by the SEC under the U.S. Securities Act;

Regulation S	means Regulation S adopted by the SEC under the U.S. Securities Act;

Rule 506(b)	means Rule 506(b) of Regulation D;

SEC	means the United States Securities and Exchange Commission;

Substantial U.S. Market Interest	means "substantial U.S. market interest" as that term is defined in Rule 902(j) of Regulation S;

U.S. Affiliate	means a United States registered broker-dealer affiliate of the Agent;

U.S. Exchange Act	means the United States Securities Exchange Act of 1934, as amended;

U.S. Placement Memorandum	means the U.S. private placement memorandum, including a copy of the English language version of the Prospectus, prepared by the Company in connection with the offer and sale of the Offered Units, in the United States;

U.S. Preliminary Placement Memorandum	means the preliminary U.S. private placement memorandum, including a copy of the English language version of the Preliminary Prospectus, prepared by the Company in connection with the offer and sale of the Offered Units in the United States; and

U.S. Securities Act	means the United States Securities Act of 1933, as amended.

All capitalized terms used herein without definition have the meanings ascribed thereto in the Agency Agreement to which this Schedule "A" is attached.

Representations, Warranties and Covenants of the Agent

The Agent, on its own behalf and on behalf of its U.S. Affiliate, acknowledges that the Offered Units have not been and will not be registered under the U.S. Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, any U.S. Person, except pursuant to an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws. Accordingly, the Agent, on its own behalf and on behalf of its U.S. Affiliate, represents, warrants, covenants and agrees to and with the Company that:

1. It has offered and sold, and will offer and sell, (a) the Offered Units forming part of its allotment only in Offshore Transactions in accordance with Rule 903 of Regulation S or (b) the Offered Units as provided in paragraphs 2 through 11 below. Accordingly, the Agent, its U.S. Affiliate, or any persons acting on its or their behalf, have not made or will not make (except as permitted in paragraphs 2 through 11 below): (i) any offer to sell or any solicitation of an offer to buy, any Offered Units in the United States or to, or for the account or benefit of, and U.S. Person or any person in the United States; (ii) any sale of Offered Units to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States, or the Agent, its U.S. Affiliate or persons acting on its or their behalf reasonably believed that such purchaser was outside the United States; or (iii) any Directed Selling Efforts in the United States with respect to the Offered Units.

2. It will not offer or sell the Offered Units in the United States or to, or for the account or benefit of, U.S. Persons, except that it may offer and sell the Offered Units to Accredited Investors, with whom the Agent or its U.S. Affiliate has a pre-existing relationship, in compliance with Rule 506(b). It shall inform, or cause its U.S. Affiliate to inform, each Accredited Investor that the Offered Units are being sold to it in reliance upon exemptions from the registration requirements of the U.S. Securities Act.

3. It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Units, except with its U.S. Affiliate, any Selling Firms or with the prior written consent of the Company. It shall require each Selling Firm to agree in writing, for the benefit of the Company to comply with, and shall use its best efforts to ensure that each Selling Firm complies with, the same provisions of this Schedule "A" as apply to the Agent as if such provisions applied to such Selling Firm.

4. All offers of Offered Units to Accredited Investors have been and will be made by the Agent's U.S. Affiliate and all sales of the Offered Units to Accredited Investors shall be and will be made by the Agent's U.S. Affiliate in compliance with Rule 506(b) and any applicable state securities laws.

5. It and its Affiliates have not, either directly or through a person acting on its or their behalf, solicited and will not solicit offers to buy, and have not offered to sell and will not offer to sell, Offered Units in the United States by any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act.

6. All offers and sales of Offered Units have been or will be made in the United States in accordance with any applicable U.S. federal or state laws or regulations governing the registration or conduct of securities brokers or dealers and applicable rules of the Financial Industry Regulatory Authority, Inc. Each U.S. Affiliate that makes offers and sales in the United States is on the date hereof, and will be on the date of each offer and sale of Offered Units in the United States, duly registered as a broker-dealer pursuant to Section 15(b) of the U.S. Exchange Act and the securities laws of each state in which such offer or sale is made (unless exempted from the respective state's broker-dealer registration requirements) and a member in good standing with the Financial Industry Regulatory Authority, Inc.

7. Immediately prior to making an offer of the Offered Units in the United States or to, or for the account or benefit of, U.S. Persons, the Agent and its U.S. Affiliate had reasonable grounds to believe and did believe that each such offeree was an Accredited Investor. At the time of each sale of Initial Units and Additional Units to a person in the United States or to, or for the account or benefit of, a U.S. Person, the Agent, its U.S. Affiliate, and any person acting on its or their behalf will have reasonable grounds to believe and will believe, that each such purchaser is an Accredited Investor.

8. Each offeree of Offered Units in the United States, or that is purchasing for the account or benefit of a U.S. Person, shall be provided with a copy of either the U.S. Preliminary Placement Memorandum or the U.S. Placement Memorandum. Each purchaser of Offered Units in the United States, or that is purchasing for the account or benefit of a U.S. Person, shall be provided, prior to time of purchase of any Offered Units, with a copy of the U.S. Placement Memorandum and each Accredited Investor will be required to execute the subscription agreement in the form attached as Exhibit I to the U.S. Placement Memorandum.

9. At least one Business Day prior to the Closing Date, the Company and its transfer agent will be provided with a list of all purchasers of the Offered Units in the United States or that are purchasing for the account or benefit of a U.S. Person.

10. At the Closing, and any closing in connection with the Over-Allotment Option, the Agent (together with its U.S. Affiliate) that participated in the offer of Offered Units in the United States or to, or for the account or benefit of, a U.S. Person, will either: (i) provide a certificate, substantially in the form of Exhibit A to this Schedule "A", relating to the manner of the offer and sale of the Offered Units in the United States or to, or for the account or benefit of, a U.S. Person, or (ii) be deemed to have represented and warranted that neither it, its Affiliates nor any one acting on its or their behalf, has offered or sold any Offered Units in the United States or to, or for the account or benefit of, a U.S. Person.

11. Neither the Agent, its U.S. Affiliate or any person acting on its behalf (other than the Company, its Affiliates and any person acting on their behalf, as to which no representation is made) has taken or will take, directly or indirectly, any action in violation of Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Offered Units.

12. The Agent represents and warrants that with respect to Offered Units to be sold in reliance on Rule 506(b), none of it, its U.S. Affiliate, or any of its or its U.S. Affiliate's directors, executive officers, general partners, managing members or other officers participating in the Offering, or any other person associated with the Agent who will receive, directly or indirectly, remuneration for solicitation of purchasers of Offered Units pursuant to Rule 506(b) (each, a "Dealer Covered Person" and, together, "Dealer Covered Persons"), is subject to any Disqualification Event (as defined below) except for a Disqualification Event (i) covered by Rule 506(d)(2)(i) of Regulation D and (ii) a description of which has been furnished in writing to the Company prior to the date hereof or, in the case of a Disqualification Event occurring after the date hereof, prior to the Closing Date.

13. The Agent represents that it is not aware of any person other than a Dealer Covered Person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Offered Units pursuant to Rule 506(b). It will notify the Company, prior to the Closing Date of any agreement entered into between it and any such person in connection with such sale.

14. The Agent will notify the Company, in writing, prior to the Closing Date, of (i) any Disqualification Event relating to any Dealer Covered Person not previously disclosed to the Corporation in accordance with paragraph 13, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Covered Person.

Representations, Warranties and Covenants of the Company

The Company represents, warrants, covenants and agrees that:

1. The Company is, and at the Closing will be, a Foreign Issuer and reasonably believes that there is no Substantial U.S. Market Interest in the Offered Units.

2. The Company is not, and as a result of the sale of the Offered Units contemplated hereby and the application of the proceeds of the Offering as set forth under the caption "Use of Proceeds" in the Prospectus, will not be, an open-end investment company, a unit investment trust or a face- amount certificate company registered or required to be registered or a closed-end investment company required to be registered, but not registered, under the United States Investment Company Act of 1940, as amended.

3. Except with respect to offers and sales in accordance with Rule 506(b) and in accordance with this Schedule "A" to Accredited Investors in reliance upon the exemption from registration available under Rule 506(b), neither the Company nor any of its Affiliates, nor any person acting on its or their behalf (other than the Agent, its U.S. Affiliates or any person acting on their behalf, in respect of which no representation, warranty, covenant or agreement is made), has made or will make: (A) any offer to sell, or any solicitation of an offer to buy, any Offered Units to a person in the United States or to, or for the account or benefit of, a U.S. Person or a person in the United States; or (B) any sale of Offered Units unless, at the time the buy order was or will have been originated, the purchaser is (i) outside the United States and is not a U.S. Person or (ii) the Company, its Affiliates, and any person acting on their behalf reasonably believe that the purchaser is outside the United States and is not a U.S. Person.

4. During the period in which the Offered Units are offered for sale, neither it nor any of its Affiliates, nor any person acting on its or their behalf (other than the Agent, its U.S. Affiliates or any person acting on their behalf, in respect of which no representation, warranty, covenant or agreement is made) has engaged in or will engage in any Directed Selling Efforts in the United States with respect to the Offered Units, or has taken or will take any action in violation of Regulation M under the U.S. Exchange Act or that would cause the exemption afforded by Rule 506(b) to be unavailable for offers and sales of Offered Units in the United States or to, or for the account or benefit of, U.S. Persons or a person in the United States in accordance with this Schedule "A", or the exclusion from registration afforded by Rule 903 of Regulation S to be unavailable for offers and sales of the Offered Units outside the United States in accordance with the Agency Agreement.

5. None of the Company, any of its Affiliates or any person acting on its or their behalf (other than the Agent, its U.S. Affiliates or any person acting on their behalf, in respect of which no representation, warranty, covenant or agreement is made) has offered or will offer to sell, or has solicited or will solicit offers to buy, the Offered Units in the United States or to, or for the account or benefit of, U.S. Persons by means of any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act.

6. Except with respect to the offer and sale of the Offered Units offered hereby, the Company has not, for a period of six months prior to the commencement of the offering of the Offered Units, sold, offered for sale or solicited any offer to buy any of its securities in the United States or to, or for the account or benefit of, U.S. Persons in a manner that would be integrated with the offer and sale of the Offered Units and would cause the exemption from registration set forth in Rule 506(b) to become unavailable with respect to the offer and sale of the Offered Units.

7. The U.S. Preliminary Placement Memorandum and the U.S. Placement Memorandum (and any other material or document prepared or distributed by or on behalf of the Company used in connection with offers and sales of the Offered Units) include, or will include, statements to the effect that the Offered Units have not been registered under the U.S. Securities Act and may not be offered or sold in the United States, or to, or for the account or benefit of, U.S. Persons or persons in the United States unless an exemption from the registration requirements of the U.S. Securities Act and all applicable state securities laws is available. Such statements have appeared, or will appear, (i) on the cover page of the U.S. Preliminary Placement Memorandum and the U.S. Placement Memorandum; (ii) in the "Plan of Distribution" section of the U.S. Preliminary Placement Memorandum and the U.S. Placement Memorandum; and (iii) in any press release or other public statement made or issued by the Company or anyone acting on the Company's behalf.

8. None of the Company or any of its predecessors or subsidiaries has had the registration of a class of securities under the U.S. Exchange Act revoked by the SEC pursuant to Section 12(j) of the U.S. Exchange Act and any rules or regulations promulgated under the U.S. Exchange Act.

9. None of the Company or any of its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D.

10. The Company will complete and file with the SEC a Notice on Form D within 15 days after the first sale of Offered Units pursuant to Rule 506(b), and will make such filings with any applicable state securities commission as may be required by state law.

11. With respect to Offered Units to be offered and sold in reliance on Rule 506(b), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the U.S. Securities Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) of Regulation D (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) of Regulation D and disclosed to the Agent. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event, and the Company shall deliver a certificate to such effect at the Closing Time. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) of Regulation D, and has furnished to the Agent a copy of any disclosures provided thereunder.

12. The Company is not aware of any person (other than any Issuer Covered Person or Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of Purchasers in connection with the sale of any Offered Units pursuant to Rule 506(b) of Regulation D.

13. The Company will notify the Agent, in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

14. Upon receipt of a written request from a purchaser in the United States, the Company shall make a determination if the Company is a "passive foreign investment company" (a "PFIC") within the meaning of section 1297(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), during any calendar year following the purchase of the Offered Units by such purchaser, and if the Company determines that it is a PFIC during such year, the Company will provide to such purchaser, upon written request, all information that would be required to permit a United States shareholder to make an election to treat the Company as a "qualified electing fund" for the purposes of the Code.

EXHIBIT A TO SCHEDULE A

AGENT'S CERTIFICATE

In connection with the private placement in the United States of the Initial Units and Additional Units (the "Offered Units") of Algernon Pharmaceuticals Inc. (the "Company") pursuant to the agency agreement dated as of September 30, 2019 between the Company and the Agent named therein (the "Agency Agreement"), the undersigned does hereby certify as follows:

1. ● is on the date hereof, and was at the time of each offer and sale of the Offered Units made by it, a duly registered broker or dealer with the United States Securities and Exchange Commission, and a member of and in good standing with the Financial Industry Regulatory Authority, Inc. ("FINRA");

2. prior to the purchase of any Offered Units in the United States or to, or for the account or benefit of, U.S. Persons, each such offeree was provided with a copy of the U.S. Placement Memorandum, and no other written material, other than the U.S. Preliminary Placement Memorandum and any Supplementary Material approved by the Company for use in presentations to prospective purchasers, was used by us in connection with the Offering of the Offered Units in the United States or to, or for the account or benefit of, U.S. Persons,;

3. immediately prior to transmitting such U.S. Placement Memorandum to such offerees, we had reasonable grounds to believe and did believe that each offeree purchasing Offered Units was an Accredited Investor and, on the date hereof, we continue to believe that each person purchasing Offered Units in the United States is an Accredited Investor;

4. no Directed Selling Efforts and no form of "general solicitation" or "general advertising" (as those terms are used under Rule 502(c) of Regulation D under the U.S. Securities Act) was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine, on the internet or similar media or broadcast over radio, television or the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Offered Units in the United States;

5. all offers and sales of Offered Units by us in the United States or to, or for the account or benefit of, U.S. Persons have been effected in accordance with all applicable U.S. federal and state broker-dealer requirements and FINRA rules;

6. we have not taken nor will take any action that would constitute a violation of Regulation M under the U.S. Exchange Act;

7. all offers and sales of the Offered Units have been conducted by us in accordance with the terms of the Agency Agreement, including Schedule "A" thereto; and

8. prior to any sale of the Offered Units in the United States or to, or for the account or benefit of,

U.S. Persons, we caused each Accredited Investor to execute a subscription agreement in the form attached as Exhibit I to the U.S. Placement Memorandum.

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Terms used in this certificate have the meanings given to them in the Agency Agreement, including Schedule "A" thereto, unless otherwise defined herein.

DATED this _________day of_______________________________, 2019.

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Per:	Authorized Signing Officer	Per	Authorized Signing Officer